SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

LAM RESEARCH CORPORATION
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction applies:
____________________________________________________________________________________
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     amount on which the filing fee is calculated and state how it was determined):
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____________________________________________________________________________________
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      the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
____________________________________________________________________________________
      1) Amount previously paid:
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LAM RESEARCH CORPORATION
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held November 6, 2008
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To the Stockholders:

     NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Stockholders of Lam Research Corporation, a Delaware corporation (the “Company” or “Lam Research” or “Lam”), will be held on November 6, 2008, 8:00 a.m., local time, at the principal executive offices of the Company at 4650 Cushing Parkway, Fremont, California 94538, for the following purposes:

1.	To elect directors from the nominees of the Board of Directors to serve for the ensuing year, and until their successors are elected;

2.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending June 28, 2009; and

3.	To transact such other business (other than any nomination of candidates for, or the election of, directors) as may properly come before the meeting, or for any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on September 12, 2008, are entitled to notice of and to vote at the meeting, and for any adjournment thereof.

     All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to vote by proxy via Internet, telephone, or mail in accordance with the voting instructions on the proxy card. If you vote by mail, please mark, sign, and date the enclosed proxy card and return it as promptly as possible in the postage-prepaid and return-addressed envelope enclosed for that purpose. Any stockholder of record attending the meeting may vote in person, even if the stockholder has previously returned a proxy. Stockholders who wish to cast their votes in person at the meeting must attend the meeting. A simultaneous webcast will be available on Lam’s web site at www.lamresearch.com for stockholders who cannot attend in person and wish to listen to the Annual Meeting and any discussion by management immediately after its adjournment.

By Order of the Board of Directors,

George M. Schisler, Jr.
Secretary
Fremont, California
October 6, 2008

YOUR VOTE IS IMPORTANT
In order to assure your representation at the meeting, you are requested to vote by proxy via Internet, telephone, or mail in accordance with the voting instructions on the proxy card. If you vote by mail, you should mark, sign, and date the enclosed proxy card as promptly as possible and return it in the enclosed return-addressed envelope.

LAM RESEARCH CORPORATION
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PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
To Be Held November 6, 2008

LAM RESEARCH CORPORATION
_________________________

PROXY STATEMENT FOR 2008 ANNUAL MEETING OF STOCKHOLDERS
_________________________

INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The enclosed proxy is solicited on behalf of Lam Research Corporation, a Delaware corporation (the “Company” or “Lam Research” or “Lam”), for use at the Annual Meeting of Stockholders to be held Thursday, November 6, 2008, at 8:00 a.m., local time (the “Annual Meeting”), or for any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the principal executive offices of the Company at 4650 Cushing Parkway, Fremont, California 94538. The Company’s telephone number at that location is (510) 572-0200. Stockholders who wish to cast their votes in person must attend the meeting. For those stockholders who cannot or choose not to attend in person and wish to listen to the proceedings, the Annual Meeting and any discussion by management after its adjournment will be available via simultaneous webcast. The webcast may be accessed via the Lam Internet web site at www.lamresearch.com by locating the link in the Investor Relations/Webcasts section of the web site.

     These proxy solicitation materials will be mailed on or about October 6, 2008, to all stockholders entitled to vote at the meeting. A copy of Lam’s 2008 Annual Report to Stockholders accompanies this Proxy Statement. Lam will furnish a copy of any exhibit to the Annual Report without charge upon written request to: Office of the Secretary, Attn: George Schisler, Jr., Lam Research Corporation, 4650 Cushing Parkway, Fremont, California 94538.

     Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on November 6, 2008: This Proxy Statement and Lam’s 2008 Annual Report to Stockholders are available on the Investor Relations page of the Company’s web site, www.lamresearch.com.

     Stockholder Accounts Sharing the Same Address; Householding. In accordance with notices that many stockholders may have previously received with past proxy mailings, only one annual report and proxy statement are being delivered to a stockholder’s address even if the stockholder(s) at that address holds Company shares in several accounts, unless contrary instructions from a stockholder at that address have been given. This practice, known as “householding,” is intended to reduce environmental impact and waste and the Company’s printing and mailing costs for the annual report. However, any stockholder who wishes to receive a separate copy of this Proxy Statement or accompanying Annual Report to Stockholders may request a copy by contacting the bank, brokerage, or other holder-of-record with which such stockholder’s shares are held, or by contacting Lam’s Investor Relations Department, whose contact information is available at the back of this Annual Report and on the “Investors” page at www.lamresearch.com.

Record Date and Principal Share Ownership

     Stockholders of record at the close of business on September 12, 2008, are entitled to receive notice of and to vote at the Annual Meeting. At the record date, 125,746,309 shares of the Company’s Common Stock were outstanding.

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date, by entering a new vote via telephone or the Internet, or by attending the Annual Meeting and voting in person. However, attending the Annual Meeting in and of itself does not constitute a revocation of a proxy.

Voting and Solicitation

     Each stockholder voting on Proposal No. 1 (the election of directors from the nominees of the Board of Directors (the “Board”)) may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected (ten at this meeting) multiplied by the number of shares held by such stockholder, or distribute the stockholder’s votes on the same principle among as many candidates as the stockholder deems appropriate. However, votes cannot be cast for more than ten candidates. No stockholder shall be entitled to cumulate votes for a candidate unless the candidate’s name has been placed in nomination prior to the voting.

     Where no vote is specified or where a vote FOR all nominees is marked, the cumulative votes represented by a proxy will be cast, unless contrary instructions are given, at the direction of the proxy holders in order to elect as many nominees nominated by the Board as believed possible under the then-prevailing circumstances. If a stockholder desires to cumulate his or her votes, the accompanying proxy card should be marked to indicate clearly that the stockholder desires to exercise the right to cumulate votes and should specify how the votes are to be allocated among the listed nominees for directors. For example, a stockholder may write next to the name(s) of the listed nominee or nominees for whom the stockholder desires to cast votes the number of votes to be cast for such nominee or nominees. Alternatively, without exercising his or her right to vote cumulatively, a stockholder may instruct the proxy holders not to vote for one or more nominees by writing the name(s) of such nominee or nominees on the space provided on the proxy card. Unless indicated to the contrary in the space provided on the proxy card, if a stockholder withholds authority to vote for one or more nominees, all cumulative votes of such stockholder will be distributed among the remaining listed nominees at the discretion of the proxy holders.

     On all other matters, each share has one vote. Stockholders may vote FOR, AGAINST, or to ABSTAIN from voting with respect to Proposal No. 2 (ratification of the appointment of the independent registered public accounting firm for the Company for the current fiscal year), by properly marking the attached proxy card or otherwise submitting their proxy votes in accordance with the voting instructions.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by or at the direction of the Inspector of Elections (the “Inspector”). The Inspector will also determine whether or not a quorum is present. The ten candidates for election as directors at this year’s Annual Meeting who receive the highest number of affirmative votes will be elected. The approval of Proposal No. 2 will require the affirmative vote of a majority of the shares of the Company’s Common Stock present or represented and entitled to vote with respect to such matters. The final voting results will be made available on the Company’s web site at www.lamresearch.com via the Investor Relations page reasonably promptly after the Annual Meeting.

     In general, Delaware law provides that a quorum consists of a majority of the shares entitled to vote at the Annual Meeting. Abstentions will be treated as shares that are present or represented and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. Thus, abstentions will have the same effect in this regard as negative votes. Any proxy that is properly dated, executed, and returned using the method or form of proxy enclosed, or properly submitted via telephone or Internet, will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted for the election of directors as nominated by the Board and for ratification of the appointment of the designated independent registered public accounting firm, and, with respect to any other matter or matters that may come before the meeting, as the proxy holders deem advisable in accordance with recommendations of the Board or, if no such recommendation is given, their reasonable judgment.

     For shares held in “street name” through a broker or other nominee, the broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. If a broker indicates on the enclosed proxy or its substitute that he or she does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), or with respect to shares as to which proxy authority has been withheld with respect to a matter, those shares will be counted as present in determining whether a quorum for the meeting is present but will not be considered as present or represented with respect to that matter. Thus, once it is determined that a quorum is present at the Annual Meeting, broker non-votes will have no effect on either of the two proposals being voted on at the Annual Meeting. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

     Employee participants in the Company’s Savings Plus Plan, Lam Research 401(k) (the “401(k) Plan”) who held unitized interests in Company stock in their personal 401(k) Plan accounts as of the record date are being provided with this Proxy Statement as a 401(k) Plan participant so that each such participant may vote his or her interest in the Company’s Common Stock as held in the 401(k) Plan. Upon receipt of properly marked and returned proxies, the 401(k) Plan trustee or Lam Research Corporation, as the 401(k) Plan Administrator, will vote the aggregate voted proxies of the 401(k) Plan participants in accordance with the proxies received. If a 401(k) Plan participant does not vote his or her interest with respect to the proposals to be voted on at this year’s Annual Meeting, then those non-voted shares will not be voted.

     The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers, and regular employees, without additional compensation, personally or by telephone or other communication means.

Stockholder Proposals to be Included in the Company’s 2009 Proxy Statement

     Pursuant to Rule 14a-8(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), some stockholder proposals may be eligible for inclusion in the Company’s proxy statement for its 2009 annual meeting of stockholders. Any such proposal must be received by the Company no later than June 7, 2009, in order to be eligible for inclusion in such proxy statement. Stockholders interested in submitting such a proposal are advised to contact counsel familiar with the detailed requirements of the applicable securities rules.

Stockholder Proposals and Nominations to be Voted on at 2009 Annual Meeting

     Stockholders of the Company may submit proposals, in addition to Rule 14a-8(e) proposals referred to above, that they believe should be voted on at an annual meeting or may nominate persons for election to the Board in accordance with the Company’s bylaws.

     In accordance with the Company’s bylaws, any such proposal or nomination for the 2009 annual meeting, tentatively scheduled for November 5, 2009, must be submitted in writing and received by the Secretary of the Company no earlier than August 7, 2009, and no later than September 6, 2009.

     As required by the Company’s bylaws, a stockholder’s notice to the Secretary of a proposal must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

     A stockholder’s notice to the Secretary of a nominee for election to the Board must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) is to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice, and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

     Proposals or nominations that do not meet all applicable requirements will not be entertained at the annual meeting. Submissions or questions should be sent to: George M. Schisler, Jr., Office of the Secretary, Lam Research Corporation, 4650 Cushing Parkway, Fremont, California 94538.

     Stockholder nominations for director will be evaluated by Lam’s Nominating/Governance Committee in accordance with substantially the same policies and criteria as candidates identified by the Board, its Nominating/ Governance Committee, or other sources. See the section entitled “Corporate Governance” below.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

NOMINEES FOR DIRECTOR

     A board of ten directors is to be elected at the Annual Meeting. By a resolution duly adopted by the Board pursuant to the bylaws of the Company, the Board of Directors has fixed the number of directors at ten. The proxies cannot be voted for a greater number of persons than the ten nominees named below. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the ten nominees named below, each of whom is currently a director of the Company. If any nominee of the Company should decline or be unable to serve as a director as of the time of the Annual Meeting, the proxies will be voted for any substitute nominee designated by the present Board of Directors to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and in such event the specific nominees to be voted for will be determined by the proxy holders. Discretionary authority to cumulate the votes held by the proxy holders is solicited by this Proxy Statement. The term of office of each person elected as a director will continue until a successor has been elected and qualified, or until his or her earlier resignation or removal.

     The following individuals have been nominated for election to the Board of Directors in accordance with the criteria and procedures discussed below in “Corporate Governance.”

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR”
EACH OF THE NOMINEES FOR DIRECTOR SET FORTH BELOW.

     The following table sets forth certain information concerning the nominees, which is based on information furnished by them:

		Director	Principal Occupation and Business Experience
Director	Age*	Since	During Past Five Years
James W. Bagley	69	1997	Mr. Bagley is the Executive Chairman of the Board of Directors. He has been a director of the Company since the merger of Lam Research and OnTrak Systems, Inc., in 1997, and has served as Chairman of the Board since 1998. Mr. Bagley was appointed to the office of Executive Chairman in 2005. From 1997 until 2005, Mr. Bagley served as Chief Executive Officer of the Company.

			From 1996 to 1997, Mr. Bagley served as Chairman of the Board and Chief Executive Officer of OnTrak Systems, Inc. He was formerly Chief Operating Officer and Vice Chairman of the Board of Applied Materials, Inc., where he also served in other executive positions during his 15-year tenure. Mr. Bagley held various management positions at Texas Instruments, Inc., before he joined Applied Materials. Mr. Bagley is currently a director of Micron Technology, Inc. and Teradyne, Inc.

		Director	Principal Occupation and Business Experience
Director	Age*	Since	During Past Five Years
David G. Arscott(1)	64	1980	Mr. Arscott has been a director of the Company since 1980, and was Chairman of the Board of Directors from 1982 to 1984. He is currently, and has been since 1988, a General Partner of Compass Technology Group, an investment management firm. From 1978 to 1988, Mr. Arscott was a Managing General Partner of Arscott, Norton & Associates, a venture capital firm. Mr. Arscott is a director of Dragnet Solutions, Inc., Percutaneous Systems, Inc., and Toolwire, Inc.

Robert M. Berdahl(2,3)	71	2001	Dr. Berdahl has been a director of the Company since 2001. Dr. Berdahl is currently, and has been since 2006, the President of the Association of American Universities. From 2004 to May 2006, Dr. Berdahl held the position of Professor in the History Department of the University of California, Berkeley and Professor of Public Policy in the Goldman School of Public Policy, UC Berkeley. From 1997 to 2004, Dr. Berdahl served as Chancellor of the University of California, Berkeley. From 1993 to 1997, Dr. Berdahl was President of the University of Texas at Austin, and from 1986 to 1993, he was Vice Chancellor of Academic Affairs of the University of Illinois at Urbana-Champaign.

Richard J. Elkus, Jr.(2,3)	73	1997	Mr. Elkus has been a director of the Company since 1997. He is currently, and has been since 1996, Chairman of Voyan Technology. From 1994 until 1997, Mr. Elkus was Vice Chairman of the Board and Executive Vice President of Tencor Instruments, Inc. Mr. Elkus is also currently a director of Applied MicroStructures, SOPRA S.A., the National Science and Technology Medals Foundation, and the Scripps Research Institute.

Jack R. Harris(2)	66	1982	Mr. Harris has been a director of the Company since 1982. Mr. Harris is currently, and since 2001 has been, Executive Chairman of Metara, Inc., and is currently, and since 1999, has been, Chairman of HT, Inc. Mr. Harris is also a director of HODO, Inc. and Jet Protect.

Grant M. Inman(1,3)	66	1981	Mr. Inman has been a director of the Company since 1981. Mr. Inman is currently, and since 1998 has been, a General Partner of Inman Investment Management. From 1985 until 1998, Mr. Inman was a General Partner of Inman & Bowman, a venture capital investment partnership. Mr. Inman is currently a director of Paychex, Inc., Wind River Systems, Inc., and AlphaCard Systems.

		Director	Principal Occupation and Business Experience
Director	Age*	Since	During Past Five Years
Catherine P. Lego(1)	51	2006	Ms. Lego has been a director of the Company since 2006. Ms. Lego is currently, and since 1999 has been, the General Partner of The Photonics Fund, LLP, a venture capital investment firm. She is also, and since 1992 has been, a member of Lego Ventures, LLC, a technology consulting firm. Ms. Lego is currently a director of SanDisk Corporation and StrataLight Communications.

Stephen G. Newberry	54	2005	Mr. Newberry has been a director of the Company since 2005. He also serves as the Company’s President and Chief Executive Officer. Mr. Newberry joined the Company in August 1997 as Executive Vice President and Chief Operating Officer. He was appointed President and Chief Operating Officer in July 1998, and President and Chief Executive Officer in June 2005.

			Prior to joining the Company, Mr. Newberry held various executive positions at Applied Materials during a 17-year tenure. Mr. Newberry is also a director of SEMI, the industry’s trade association.

Seiichi Watanabe(1)	67	2005	Dr. Watanabe has been a director of the Company since 2005. He is currently, and since July 2008 has been, the Representative Director of TechGate Investment, Inc., of Japan. Dr. Watanabe served as executive director of TechGate from July 2007 to July 2008. From 2005 to June 2007, he was the Executive General Manager, Research & Development, for Terumo Corporation of Japan. From 2004 to 2005, Dr. Watanabe served as an Advisor to Sony Corporation following his retirement from Sony in 2004. During his tenure at Sony from 1993 to 2004, Dr. Watanabe served as Executive Vice President of Environmental Affairs, President of Frontier Science Laboratories (Sony), President of the Semiconductor Division, and Director of the Research Center. Dr. Watanabe is also currently a director of Cool.revo, Inc. of Japan.

Patricia S. Wolpert(2)	58	2006	Ms. Wolpert has been a director of the Company since 2006. Ms. Wolpert is currently, and since 2003 has been, the owner of Wolpert Consulting LLC, a sales and marketing consulting firm. From 1972 to 2003, Ms. Wolpert served in a variety of executive positions with International Business Machines, Inc., including: Vice President, Sales Transformation, Americas; Vice President, Central Region, Americas; Vice President, System Sales, South America; and various other executive positions. Ms. Wolpert is currently a director and Chairman of the Board of Teradyne, Inc.
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*	As of September 12, 2008
(1)	Member of Audit Committee.
(2)	Member of Compensation Committee.
(3)	Member of Nominating/Governance Committee.

CORPORATE GOVERNANCE

     Lam Research’s Board of Directors and management are committed to responsible corporate governance to ensure that the Company is managed for the long-term benefit of its stockholders. To that end, the Board of Directors and management periodically review and update, as appropriate, the Company’s corporate governance policies and practices. In doing so, the Board and management review published guidelines and recommendations of institutional shareholder organizations and current best practices of similarly situated public companies. The Board and management also regularly evaluate and, when appropriate, revise Lam Research’s corporate governance policies and practices in accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and listing standards issued by the Securities and Exchange Commission (“SEC”) and the NASDAQ® Stock Market, Inc. (“NASDAQ”).

Corporate Governance Policies and Practices

     Lam Research has instituted a variety of policies and practices to foster and maintain responsible corporate governance, including the following:

Corporate Governance Guidelines — The Company adheres to written Corporate Governance Guidelines, adopted by the Board and reviewed from time to time by the Nominating/Governance Committee, selected provisions of which are detailed below.

Corporate Code of Ethics — The Company maintains a Code of Ethics that applies to all Lam Research employees, officers, and members of the Board. A copy of the Code of Ethics is available on the Company’s web site at www.lamresearch.com via the Investor Relations page.

Global Standards of Business Conduct Policy — The Company maintains written standards of business conduct applicable to its employees worldwide.

Board Committee Charters — Each of Lam Research’s Audit, Compensation, and Nominating/ Governance Committees has written charters adopted by Lam Research’s Board of Directors that establish practices and procedures for each committee in accordance with applicable corporate governance rules and regulations. Lam Research’s Audit, Compensation, and Nominating/Governance Committee Charters are available on the Company’s web site at www.lamresearch.com via the Investor Relations page.

     Board Nomination Policies and Procedures

  Board Membership Criteria — Lam Research’s Corporate Governance Guidelines provide that nominees for director are evaluated on the basis of a range of criteria, including (but not limited to) business and industry experience, wisdom, integrity, analytical ability, ability to make independent judgments, understanding of the Company’s business and competitive environment, willingness and ability to devote adequate time to Board duties, and other appropriate considerations. No director shall be nominated or re-nominated after having attained the age of 75 years, and no director may serve on more than a total of four boards of public companies (including the Company’s Board).

  Nomination Procedure — The Nominating/Governance Committee is responsible for identifying, evaluating, recommending, and, when so authorized by the Board, nominating candidates for election to the Board, with due consideration for recommendations made by other Board members, the CEO, stockholders, and other sources. In addition to the above criteria, the Nominating/Governance Committee also considers the appropriate balance of experience, skills, and characteristics desirable among the members of the Board. The independent members of the Board either delegate to the Nominating/Governance Committee the authority to nominate candidates for election by the Company’s stockholders or review the Nominating/Governance Committee’s recommendations and nominate candidates for election to the Board. No material changes to the procedures by which stockholders may nominate or recommend nominees were made during fiscal year 2008. Additional information regarding the nomination procedure is provided in the “Board Meetings and Committees” discussion below, and in the section above captioned “Stockholder Proposals and Nominations to be Voted on at 2009 Annual Meeting.”

     Director Independence

  Requirements — Lam Research’s Corporate Governance Guidelines require that at least a majority of the Board shall be independent in accordance with NASDAQ rules and other applicable criteria for independence. In addition, no non-employee director may serve as a consultant or service provider to the Company without the approval of a majority of the independent directors.

  Current Board Members — The Board has determined that the following current directors are independent in accordance with NASDAQ criteria for director independence: David Arscott, Robert Berdahl, Richard Elkus, Jr., Jack Harris, Grant Inman, Catherine Lego, Seiichi Watanabe, and Patricia Wolpert.

  Board Committees — All members of each of the Company’s three standing committees – the Audit, Compensation, and Nominating/Governance Committees – are required to be independent in accordance with NASDAQ and other applicable criteria. See “Board Meetings and Committees” below for a description of the responsibilities of the Board’s standing committees.

  Lead Independent Director — Pursuant to the Corporate Governance Guidelines, the Board may designate an independent director as the Lead Independent Director. Upon appointment, the Lead Independent Director is responsible for coordinating the activities of the independent members of the Board and acting as the principal liaison between the independent directors and the Executive Chairman and CEO when necessary and appropriate. Director Robert Berdahl has served as the Lead Independent Director since 2004.

  Executive Sessions of Independent Directors — The Board and its standing committees periodically hold meetings of only the independent directors or Committee members without management present.

     Board Access to Independent Advisors

  The Board as a whole, and each of the Board committees separately, have authority to retain and terminate such independent consultants, counselors, or advisors to the Board or a respective committee as each may deem necessary or appropriate.

     Board Training and Self-Assessment

  The Corporate Governance Guidelines provide that directors are expected to attend one or more training sessions or conferences to enhance their ability to fulfill their responsibilities. Each of the directors who served during fiscal year 2008 fulfilled this expectation. From time to time, the Nominating/Governance Committee conducts a review of the functioning of the Board and the Board committees.

     Director and Executive Officer Stock Ownership

  The Company maintains guidelines for stock ownership by members of the Board. Pursuant to the Company’s Corporate Governance Guidelines, each director is expected to own at least 5,000 shares of Lam Research Common Stock by the later of five years after commencing service on the Board or November 2010.

  The Company maintains guidelines for stock ownership by designated members of the executive management team. Under the guidelines, executives designated by the Compensation Committee, including the Chief Executive Officer, the Chief Financial Officer, and certain other officers, are expected to own a number of shares of Lam Research Common Stock equal in value to a multiple of each executive’s base annual salary. The multiple varies according to the seniority of the office. Executives are expected to achieve the requisite stock ownership levels by the later of five years following appointment to office or December 2010.

     Director Resignation or Notification Upon Change in Executive Officer Status

  The Corporate Governance Guidelines provide that a director who is also an executive officer of the Company shall submit a resignation of his directorship to the Board if the officer ceases to be an executive officer of the Company.

  The Corporate Governance Guidelines require that a non-employee director notify the Nominating/ Governance Committee if such director experiences a change of executive position held at another company. Upon any such notification, the Nominating/Governance Committee will review the appropriateness of the director’s continued Board membership under the circumstances, and the director will be expected to act in accordance with the Nominating/Governance Committee’s recommendation.

     Shareholder Communications with Board of Directors

  Direct Communications — Any stockholder desiring to communicate with the Board of Directors or with any director regarding the Company may write to the Board or the director, c/o George M. Schisler, Jr., Office of the Secretary, Lam Research Corporation, 4650 Cushing Parkway, Fremont, CA 94538. The Office of the Secretary will forward all such communications to the director(s). In addition, any stockholder, employee, or other person may communicate any complaint regarding any accounting, internal accounting control, or audit matter to the attention of the Board’s Audit Committee by sending written correspondence to: Lam Research Corporation, Attention: Board Audit Committee, P.O. Box 5010, Fremont, CA 94536.

  Annual Meeting — The Company encourages its directors to attend the annual meeting of stockholders each year. All of Lam Research’s then-current directors attended the 2007 annual meeting.

     Additional Policies and Practices

In addition to the measures discussed above, the Company maintains various other policies and practices to promote responsible corporate governance, such as:

  Preparation of a plan of succession for the offices of the CEO and other senior executives.

  Periodic review of committee charters for each of the Audit, Compensation, and Nominating/ Governance Committees which address corporate governance issues.

  Evaluation and approval of the CEO’s and Executive Chairman’s compensation by the independent members of the Board, based on recommendations of the Compensation Committee.

  Evaluation and determination of the compensation of other executive officers by the Compensation Committee.

  Maintenance of disclosure control policies and procedures, including a Disclosure Control Committee.

  Maintenance of a Compliance Committee, composed of the Chief Financial Officer and other Company managers and staff, for the purpose of identifying and addressing securities regulation compliance matters.

  Maintenance of a procedure for receipt and treatment by the Audit Committee of anonymous and/or confidential employee complaints or concerns regarding audit or accounting matters.

  Comparison by the Board and its committees of the Company’s corporate governance policies with industry best practices and those of its peers.

  Availability of final proxy vote results on the Lam Research web site reasonably promptly following final compilation of the voting results.

Board Meetings and Committees

     The Board of Directors of the Company held a total of twelve regularly scheduled or special meetings during fiscal year 2008. All of the directors who served for the entire fiscal year attended at least 75% of the aggregate number of Board meetings that they were entitled to attend and meetings of Board committees on which they were a member during fiscal year 2008. The Board of Directors has as standing committees an Audit Committee, a Compensation Committee, and a Nominating/Governance Committee.

     During fiscal year 2008, the Audit Committee consisted of Board members Arscott, Inman, Lego, and Watanabe. The Audit Committee is established in accordance with Section 3(a)(58)(A) of the Exchange Act. All Audit Committee members are non-employee directors who are independent in accordance with the NASDAQ criteria for audit committee member independence. The Audit Committee held twenty meetings during fiscal year 2008. The Audit Committee appoints and provides for the compensation of the Company’s independent registered public accounting firm; oversees and evaluates the work and performance of the independent registered public accounting firm; reviews the scope of the audit; considers comments made by the independent registered public accounting firm with respect to accounting procedures and internal controls and the consideration given thereto by the Company’s management; approves in accordance with applicable securities laws all professional services to be provided to the Company by its independent registered public accounting firm; reviews internal accounting procedures and controls with the Company’s financial and accounting staff; oversees internal audit activities; oversees a procedure that provides for the receipt, retention and treatment of complaints received by the Company and for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters; reviews and approves all related-party transactions; and performs related duties as set forth in applicable securities laws, NASDAQ corporate governance guidelines, and the Committee charter. The Board of Directors has determined that Ms. Lego is an audit committee financial expert pursuant to SEC rules and that Ms. Lego is independent in accordance with the NASDAQ criteria for audit committee member independence.

     During fiscal year 2008, the Compensation Committee consisted of Board members Berdahl, Elkus, Harris, and Wolpert. All Compensation Committee members are non-employee directors who are independent in accordance with the NASDAQ criteria for director independence. The Compensation Committee held five meetings during fiscal year 2008. The Compensation Committee recommends the salary level, incentives, and other forms of compensation for the Chief Executive Officer and the Executive Chairman, subject to approval by the independent members of the Board. It also approves salary levels, incentives, and other forms of compensation for the other executive officers of the Company. The committee reviews and recommends to the Board all compensation arrangements applicable to the members of the Board. The Compensation Committee reviews, recommends and approves, subject to stockholder and/or Board approval as required, the creation, amendment, or termination of certain equity-based compensation plans of the Company and such other compensation plans as the Board may designate. In addition, this committee has authority with respect to grants of stock options, restricted stock and stock units, deferred stock, and performance share awards to officers and other employees of the Company.

     During fiscal year 2008, the Nominating/Governance Committee consisted of Board members Berdahl, Elkus, and Inman. All Nominating/Governance Committee members are non-employee directors who are independent in accordance with the NASDAQ criteria for director independence. The Nominating/ Governance Committee held three meetings during fiscal year 2008. This committee recommends, for approval by the independent members of the Board, nominees for election as directors of the Company. Pursuant to the committee’s charter and the Corporate Governance Guidelines, the Nominating/Governance Committee is also responsible for recommending the composition of Board committees for approval by the Board, reviewing and assessing the Corporate Governance Guidelines from time to time and recommending changes for approval by the Board, reviewing the functioning of the Board and its committees and reporting the evaluation to the Board, and reviewing the suitability of each director for continuing service on the Board.

     The Nominating/Governance Committee, upon duly delegated authority from the Board, nominated the slate of nominees for director of the Company as set forth in Proposal No. 1 above. The Nominating/Governance Committee nominated the candidates for director in accordance with the criteria and procedures set forth above in “Board Nomination Policies and Procedures.”

     The Nominating/Governance Committee will consider for nomination persons properly nominated by stockholders in accordance with the same policies and criteria as are applied to other nominees. In order for the Nominating/Governance Committee to consider the nomination of a person submitted by a stockholder for next year’s annual meeting, such nomination must be made in accordance with the Company’s bylaws and other procedures described above in the section captioned “Stockholder Proposals and Nominations to be Voted on at 2009 Annual Meeting.”

SECURITY OWNERSHIP
OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The table below sets forth the beneficial ownership of shares of Common Stock of the Company by: (i) each person or entity whom, based on information obtained, the Company believes beneficially owned more than 5% of the Company’s Common Stock on the date set forth below, and the address of each such person or entity (“5% stockholder”); (ii) each current director of the Company; (iii) each named executive officer (“named executive”) described below in the “Executive Compensation” section; and (iv) all current directors and current executive officers as a group. With the exception of 5% stockholders, the information below concerning the number of shares beneficially owned is provided with respect to holdings as of September 12, 2008 (the “Record Date”), the most recent practicable date for such determination, and, with respect to the 5% stockholders, the information below is provided with respect to holdings as of June 30, 2008, unless otherwise identified. The percentage is calculated using 125,746,309 as the number of shares of the Company’s Common Stock outstanding as of the Record Date.

	Shares Beneficially		Percent of
Name of Person or Identity of Group	Owned (1)		Class
FMR LLC (Fidelity Management & Research Co.)	17,235,566	(2)	13.7%
82 Devonshire Street
Boston, Massachusetts 02109
Wellington Management Company LLP	13,631,400	(2)	10.8%
75 State Street
Boston, Massachusetts 02109
AllianceBernstein LP	9,157,365	(2)	7.3%
13456 Avenue of the Americas
New York, New York 10105
Capital Group International, Inc.	6,917,820	(2)	5.5%
1100 Santa Monica Blvd.
Los Angeles, California 90025
James W. Bagley	183,000		*
David G. Arscott	115,853		*
Robert M. Berdahl	42,818		*
Richard J. Elkus, Jr.	145,488		*
Jack R. Harris	88,448		*
Grant M. Inman	156,868		*
Catherine P. Lego	14,118		*
Stephen G. Newberry	210,500		*
Seiichi Watanabe	7,786		*
Patricia S. Wolpert	11,618		*
Martin B. Anstice	16,157		*
Richard A. Gottscho	9,510		*
Abdi Hariri	4,960		*
Ernest E. Maddock	32,374		*
All current directors and current executive officers as a group
(15 persons)(3)	1,057,559		*
____________________

*	Less than one percent

(1)	Includes shares subject to outstanding stock options and restricted stock units (RSUs) that are exercisable or vest within 60 days after September 12, 2008, if any, with respect to:

James Bagley	1,000 options	Seiichi Watanabe	—
David Arscott	63,000 options	Patricia Wolpert	—
Robert Berdahl	33,000 options	Martin Anstice	2,849 options
Richard Elkus, Jr.	81,000 options	Thomas Bondur	9,800 options
Jack Harris	63,000 options	Richard Gottscho	—
Grant Inman	51,000 options	Abdi Hariri	1,822 options
Catherine Lego	—	Ernest Maddock	31,850 options
Stephen Newberry	205,250 options

(2)	Information regarding beneficial ownership by the 5% stockholders is based on such entities’ respective publicly filed Schedule 13D or 13G prior to June 30, 2008.

(3)

Current directors and current executive officers, as of September 12, 2008, include: Mr. Bagley, Mr. Arscott, Dr. Berdahl, Mr. Elkus, Mr. Harris, Mr. Inman, Ms. Lego, Mr. Newberry, Dr. Watanabe, Ms. Wolpert, Mr. Anstice, Mr. Bondur, Mr. Gottscho, Mr. Hariri, and Mr. Maddock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company’s executive officers, directors, and persons who own more than 10% of a registered class of the Company’s equity securities to file an initial report of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. Executive officers, directors, and greater-than-10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file such reports on a timely basis. Based solely on its review of the copies of such forms received by it, and written representations from certain reporting persons, the Company believes that all of these requirements were satisfied during fiscal year 2008, with the following exceptions: a Form 4 for Mr. Inman due on May 2, 2008 was filed on August 13, 2008; a Form 4 for Ms. Wolpert due on August 14, 2007 was filed on October 3, 2007; a Form 4 for Mr. Gottscho due on April 15, 2008 was filed on August 13, 2008; and Form 4’s for Messrs. Anstice, Bondur, Hariri and Maddock due on May 8, 2008 were filed on September 26, 2008.

DIRECTOR COMPENSATION

     The compensation of the Company’s non-employee directors is reviewed and determined annually by the Board, upon recommendation from the Board’s Compensation Committee. All non-employee directors receive a base cash retainer and equity compensation in the form of restricted stock units (RSUs). In addition, committee chairs and the lead independent director receive additional cash retainers. The Board endeavors to maintain the director compensation package in a form and amount that attracts and retains directors of the caliber desired by the Company and that aligns director interests with those of stockholders.

     Each non-employee director of the Company receives an annual base cash retainer and an annual equity grant. For calendar year 2007 (the second half of which is part of fiscal year 2008), the Company’s non-employee directors received an annual retainer of $42,000, with an additional $2,000 fee paid to the lead independent director and each committee chair.

     For calendar year 2008, the Board revised the cash retainer amount as follows: the Company’s non-employee directors received an annual base cash retainer of $42,000; an additional retainer of $7,500 for service as the chair of a committee other than the Audit Committee; a retainer of $10,000 for service as the chair of the Audit Committee; and a retainer of $7,500 for service as lead independent director. Directors Lego and Wolpert each received an additional fee for their respective service on the special committee that oversaw the voluntary internal review of historical stock option granting practices. Ms. Lego received an additional $90,000, and Ms. Wolpert received an additional $75,000.

     In addition, each non-employee director is eligible to receive an annual equity grant, if any, in an amount, on such terms, and on such date as may be determined annually by the Board. During fiscal year 2008, each non-employee director received a grant of 4,678 RSUs for services during calendar year 2008. Each such RSU grant was issued on May 2, 2008, and, subject to a director’s continued service on the Board, vests in full on November 1, 2008.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION & ANALYSIS

Overview

     Lam Research’s Compensation Committee (the “Committee”) oversees and administers compensation policies, programs, and practices applicable to the Company’s executive officers at least annually and recommends, where appropriate, material changes for the Board’s consideration and approval. In addition, the Committee periodically reviews performance criteria for the Chief Executive Officer designed to further the Company’s goals and objectives; evaluates the CEO’s performance in light of those performance criteria, goals and objectives; and, based on such evaluation, recommends, for approval by the independent members of the Board, the CEO’s compensation package, including any employment agreement.

     This Compensation Discussion & Analysis (“CD&A”) discusses our compensation program for fiscal year 2008 and also covers actions regarding executive compensation that were taken through September 12, 2008 for our executive officers listed below (the “named executive officers”) whose compensation is detailed in the tables below:

Name	Title
Stephen G. Newberry	President and Chief Executive Officer
Martin B. Anstice*	Senior Vice President, Chief Financial Officer and Chief Accounting Officer
Ernest E. Maddock*	Senior Vice President, Global Operations
Abdi Hariri	Group Vice President, Customer Support Business Group
Richard Gottscho	Group Vice President and General Manager, Etch Businesses
____________________

*	Effective September 29, 2008, Mr. Anstice was appointed the Company’s Executive Vice President and Chief Operating Officer and Mr. Maddock was appointed the Company’s Senior Vice President and Chief Financial Officer.

     This CD&A consists of the following sections:

     Philosophy and Objectives explains the philosophy and objectives of our compensation program

     Executive Compensation Program Components and Process explains the major elements of our compensation program, as well as the process by which the compensation of our executive officers is determined

     Peer Group identifies the peer group to which we compare our compensation program

     Base Salary, Annual Incentive Awards and Multi-Year Cash-Based Incentive Program (“MYIP”) each explains a major element of our compensation program

     Equity Incentive Compensation explains the role of equity incentive awards in our compensation program

     Compensation of Chief Executive Officer and Compensation of Executive Chairman summarizes the employment agreements that we have with our Chief Executive Officer and our Executive Chairman

     Change in Control and Severance Arrangements explains the role of such arrangements in our compensation program

     Elective Deferred Compensation Plan summarizes this plan and the role it has in our compensation program

     Retirement Benefits Under the 401(k) Plan and Not-Generally-Available Benefit Program summarizes our retirement benefits under the 401(k) plan, as well as other benefits provided to our executive officers that are not generally available to all of our employees

     The Executive Retirement Medical and Dental Plan summarizes this element of our compensation program

     Executive Stock Ownership Guidelines sets forth the stock ownership guidelines that we have adopted for our executive officers

     Accounting and Tax Considerations explains the accounting and tax matters that we consider when setting compensation

     This CD&A discusses our executive compensation in the context of a calendar year because our compensation program is designed and evaluated on a calendar year basis rather than a fiscal year basis. However, as required by applicable SEC rules, the compensation tables that follow this CD&A report the executive compensation earned and awards granted during fiscal year 2008.

Philosophy and Objectives

     Lam Research’s compensation program is designed and evaluated on a calendar year basis rather than a fiscal year basis because the Company’s business planning, performance goal setting, pay and benefit cycles are all run on a calendar year. The principal objectives of our compensation program are to:

  Maintain competitive programs to attract, retain and motivate high-caliber executives;

  Maximize the Company’s long-term success by appropriately rewarding executive officers for their achievements;

  Focus executive efforts on long-term strategic goals for the Company by closely aligning executive financial interests with stockholder interests while limiting dilution of the Company’s shares; and

  Structure compensation programs to take into account the accounting treatment and tax deductibility of executive compensation expense.

     In formulating and administering the individual elements of our executive compensation program we focus on:

  Developing compensation packages for our executive officers that are competitive with similarly situated executives in high technology companies;

  Emphasizing pay for performance that rewards achievement of both short- and long-term business objectives;

  Establishing appropriate quantitative and strategic performance objectives and metrics; and

  Matching recognition of compensation expense as much as possible to the fiscal period in which performance occurs.

     Within this framework, the Committee reviews the information, analysis and compensation proposals provided by management and by outside consultants and meets with our Executive Chairman, senior management, and specialists from Human Resources, Finance and Legal. Management makes recommendations to the Committee on the base salary, annual incentive award targets and long-term incentive compensation for the named executive officers. The Committee considers management’s recommendations with respect to executive compensation in light of competitive compensation data and relevant business objectives, and engages with outside consultants as it deems appropriate. At the request of the Committee, the Executive Chairman discusses management’s compensation recommendations with the Committee. The Committee also regularly holds executive sessions not attended by any members of management. The Committee makes recommendations to the independent members of our Board of Directors on the compensation of our Chief Executive Officer for the final determination and approval by the independent members of our Board of Directors.

Executive Compensation Program Components and Process

     Components. Lam Research’s executive compensation program consists of the major components listed in the table below. We consider each element to be appropriate to meet one or more of the principal objectives of our compensation policy. We generally target compensation near the 50th percentile of our peer group, yet allow our executives the ability to achieve higher levels of compensation (up to and above the 75th percentile of our peer group) if warranted by superior company and individual performance. Furthermore, we also consider factors such as job performance, job scope and responsibilities, skill set, prior experience, the executive’s time in his or her position with Lam Research, internal consistency regarding pay levels for similar positions or skill levels within the Company, external pressures to attract and retain talent, and market conditions generally. In general, pay differentials between our executive officers reflect these factors, and we believe are consistent with pay differentials between similar positions at our peer companies.

Component	Purpose	Target Market Position
1. Base salary	Enable recruitment and retention	50th percentile
of high caliber employees at a
competitive level of compensation

2. Annual incentive awards	Reward executives for achieving	50th – 75th percentile,
	shorter-term corporate and functional	depending on
	performance objectives	performance results

3. MYIP	Align executive performance goals	50th – 75th percentile,
	with corporate objectives associated	depending on
	with long-term stockholder value	performance results
creation; promote executive retention

4. Deferred compensation benefits	Provide competitive benefits

5. Retirement benefits	Provide competitive benefits; promote	50th percentile
executive retention

6. Other benefit programs	Provide competitive benefits

     We also have included severance provisions in employment agreements we have entered into with Messrs. Bagley and Newberry. These employment agreements are described in more detail below as well as in the “Potential Payments Upon Termination or Change-in-Control” section. In addition, we have the flexibility to offer severance benefits to other executive officers in the future for recruitment and retention purposes and in order to provide a period during which a former executive is incentivized not to engage in competitive activities.

     Process: Overview. At the beginning of each calendar year, the Committee reviews base salaries, annual incentives and long-term incentives of the named executive officers and revises the overall compensation package periodically when appropriate in light of Lam Research’s current business strategies and performance and changes in regulatory, tax and accounting rules and interpretations, while also taking into account the interests of our stockholders. For instance, in 2006, we substantially revised the long-term incentive element of our compensation program when we introduced the MYIP in consideration of, among other concerns, changes to accounting rules regarding expense recognition for equity-based awards.

     Process: Annual Incentive Awards. Our annual incentive awards provide for cash payments based on the corporate, organizational and individual performance results achieved each calendar year. Corporate performance is determined primarily by operating income as a percent of revenue. Organizational and individual performance metrics generally fall in one or more of the following categories: business process improvement, customer relationships, market share gains, organizational capability, new product development, decreased cycle times, and employee retention efforts. In January and/or February of each year, the Committee reviews the operating income performance target and target incentive amounts for the first half of the calendar year and reviews those targets again, generally in August, for the second half of the calendar year. By reviewing performance targets and incentive amounts every six months, the Committee retains the ability to make adjustments as necessary to reflect changing business conditions and corporate objectives.

     Process: MYIP. The MYIP is a program under Lam Research’s stockholder-approved 2004 Executive Incentive Plan (the “EIP”). The cash-based incentive structure of the MYIP is intended to provide competitive levels of compensation to our senior executives while (i) allowing the Company to accrue compensation expense during the period in which performance goals are met, (ii) as a non-equity program, minimizing dilution of stockholder value, and (iii) incentivizing senior management retention by generally requiring continuous employment through the payment determination date which is typically approximately two years following the start of the performance period. Performance factors are established by the Committee (or the independent members of the Board for the CEO) annually and funding is accrued on a quarterly basis. A new MYIP cycle typically commences at the beginning of each calendar year and lasts for eight consecutive quarters. For instance, our first MYIP cycle commenced in the first quarter of calendar year 2006 and ran through the end of calendar year 2007 (the “2006 MYIP”), a second MYIP commenced in the first quarter of calendar year 2007 and runs through the end of calendar year 2008 (the “2007 MYIP”), and a third MYIP commenced in the first quarter of calendar year 2008 and runs through the end of calendar year 2009 (the “2008 MYIP”). To date, the MYIP performance metrics have been composed of a formula based on attainment of the Company’s operating income target for each year and stock price because the Committee believes these measurements represent the best indicators of the performance of the Company and our executive team during the performance periods. For the 2006 MYIP, target award levels were determined after consideration of a study conducted during 2005 and 2006 by Mercer Consulting, an objective third party consulting firm. Mercer Consulting was engaged by management to provide information on the amounts that executives of Lam’s peer group realized pursuant to long-term equity-based incentive programs and to provide a recommendation on competitive target awards in lieu of equity grants for participants of the 2006 MYIP. For the 2007 and 2008 MYIPs, the Committee (and the independent members of the Board with respect to the CEO) set target awards after consideration of the overall compensation package for the named executive officers, the potential rewards from the MYIP and the competitive compensation environment. The Committee (and the independent members of the Board with respect to the CEO) meets in January and/or February to review and determine the operating income performance metric for the then-current calendar year for each cycle of the MYIP then in effect.

     Process: Setting Targets for Annual Incentive Awards and MYIP. The Committee (or the independent members of the Board for the CEO) establishes performance goals so that the specific performance targets will be challenging but achievable based on expected levels of performance from executive officers while providing that below expected performance will reduce the executive’s award. Performance goals are set such that very strong performance is required to earn payments above the target bonus amounts. The Company believes that its specific operating income targets for awards granted as annual incentive awards and under the MYIP are confidential information and their disclosure would result in competitive harm to the Company. In 2006 and 2007 Lam Research achieved significant market share growth, leading to a substantial expansion of revenues and profitability growth. Together, these results led to the payment of above-target bonuses as annual incentive awards and contributed to a maximum payout under the 2006 MYIP performance cycle. For calendar years 2007 and 2008, the Committee revised the operating income growth targets upward to provide a greater degree of difficulty in meeting those targets in light of the business plan and outlook each year.

Peer Group

     The Committee also determines the levels of compensation and the mix and weighting of compensation components after reviewing data from a peer group of comparably-sized companies in the high technology industry and from nationally published survey data.

     The peer group companies are selected based on their comparability to Lam Research’s revenue size and business purpose, and with whom we believe we are likely to compete for talent. Based on these criteria, the peer group may be modified from one year to the next. For fiscal year 2008, the peer group consisted of the following companies:

•	Analog Devices, Inc.	•	National Semiconductor Corporation
•	Applied Materials, Inc.	•	Novellus Systems Inc.
•	Cymer, Inc.	•	NVIDIA Corporation
•	Cypress Semiconductor Corporation	•	Plexus Corp.
•	Fairchild Semiconductor International, Inc.	•	SanDisk Corporation
•	KLA-Tencor Corporation	•	Teradyne, Inc.
•	LSI Corporation	•	Varian Semiconductor Equipment
•	MEMC Electronic Materials, Inc.		Associates, Inc.
•	Molex Incorporated	•	Xilinx, Inc.

     In addition to peer group data, our human resources department engaged F. W. Cook & Co. and Radford to analyze published survey market data on base salary, bonus targets, equity awards and total compensation.

Base Salary

     For 2007 and 2008, after taking into consideration peer group compensation and management’s recommendations, the Committee (and the independent members of the Board with respect to the CEO) set the base salaries of each of the named executive officers (see table below) as follows:

	Calendar	Calendar
Name	Year 2007	Year 2008
Stephen G. Newberry	$800,000	$800,000
Martin B. Anstice	$380,000	$400,000
Ernest E. Maddock	$400,000	$416,000
Abdi Hariri	$300,000	$315,000
Richard A. Gottscho	$340,000	$360,000

Annual Incentive Awards

Generally

     Annual incentive awards for our executive officers for a specific calendar year are based on an individual performance factor, a corporate performance factor, and a target bonus amount based upon a percentage of annual eligible salary. The actual incentive award is calculated by multiplying the individual factor by the corporate factor by the actual eligible earnings amount. The portion of the award based upon individual performance is subject to a maximum multiplier determined at the beginning of the calendar year. The corporate performance factor is applied using an established percentage based on the Company’s actual operating income as a percent of revenue. The calculated incentive award for executive officers (other than the CEO) may be increased or decreased by the Committee in its discretion (or the independent members of the Board with respect to the CEO) after the performance period.

     The individual metrics for calendar year 2007 were (and for 2008 are anticipated to be) given equal weight with the corporate performance factor which was or will be based upon operating income as a percent of revenue. These objectives and relative weightings were selected based upon management recommendations and Committee and Board determination that they represented the most important metrics of company performance during the applicable calendar years and as a complement to the focus on the operating income metric under the MYIP discussed below. For calendar year 2007, the portion of the awards based upon individual performance was subject to a maximum multiplier of 1.5 on the performance factor.

Mr. Newberry

     Annual incentive award targets for Mr. Newberry for calendar years 2007 and 2008 were established under Lam Research’s EIP so that his bonus amounts would qualify for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”), discussed further below.

     Calendar Year 2007. In February 2007, the Board approved Mr. Newberry’s target bonus amount for calendar year 2007 at 100% of his annual eligible salary. The Committee selected, and the independent members of the Board approved, the annual bonus plan factors for Mr. Newberry and established targets for the first half of calendar 2007. The metrics for Mr. Newberry’s individual performance were market share (weighted at 30%), revenue and gross margin (weighted at 35%) and cash from operations (weighted at 35%). These objectives, together, were given equal weight with the corporate performance factor which was based upon operating income as a percent of revenue. In August 2007, no changes were made to Mr. Newberry’s performance targets for the second half of calendar year 2007. For calendar year 2007, the Board did not use its discretion to alter Mr. Newberry’s annual incentive award from the calculated amount. In February 2008, under the terms of Mr. Newberry’s annual incentive award, the Committee and the independent members of the Board calculated Mr. Newberry’s calendar year 2007 annual incentive award at 1.80 times his target bonus amount, equal to a payout of $1,427,690. This amount is included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table below.

     Calendar Year 2008. In March 2008, based upon the Committee’s recommendations, the independent members of the Board approved Mr. Newberry’s target bonus amount for calendar year 2008 at 125% of base salary, subject to a cap of 2.25 times the target bonus amount. The metrics for Mr. Newberry’s individual performance are cash from operations (weighted at 35%), revenue and gross margin (weighted at 30%), market share (weighted at 25%), and new market/new product revenue (weighted at 10%). These objectives, together, are given equal weight with the corporate performance factor which is based upon operating income as a percent of revenue.

Other Named Executive Officers

     The individual performance factors for each executive also include organizational performance objectives based upon applicable business unit performance goals. These objectives generally fall in one or more of the following categories: business process improvement, customer relationships, market share gains, organizational capability, new product development, decreased cycle times, and employee retention efforts.

     Calendar Year 2007. In February 2007, the Committee approved target bonus amounts for the named executive officers ranging from 70% to 75% of annual salary for each executive. The differences in target bonus amounts among the named executive officers are determined based on job scope and responsibilities and the competitive compensation data. In January 2008, based on the terms of the annual incentive awards without exercising its discretion to revise the amounts, the Committee approved incentive award payouts for calendar year 2007 performance at amounts ranging from 1.61 to 1.80 times the executives’ target bonus awards reflecting each executive’s individual performance results against the organizational objectives mentioned above. Actual dollar amounts are reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table below.

     Information on earned annual incentive awards for calendar year 2007 is provided in the table below for the named executive officers.

Earned Annual
Incentive Award
Calendar Year
Name	2007
Stephen G. Newberry	$1,427,690
Martin B. Anstice	$503,258
Ernest E. Maddock	$490,602
Abdi Hariri	$332,268
Richard A. Gottscho	$403,546

     Calendar Year 2008. In January 2008, new target bonus amounts for calendar year 2008 were set for the named executive officers. These amounts range from 70% to 80% of annual salary for each executive, subject to a cap of 2.25 times the target bonus amount.

Multi-Year Cash-Based Incentive Program (MYIP)

     The Committee selects certain executives to participate in each MYIP. During 2006 and 2007, cash awards under the MYIP were the only long-term incentive awards provided to the named executive officers with the exception of Mr. Gottscho, who received a grant of restricted share units in 2006 but was not a participant in the 2006 or 2007 MYIPs.

     In order to receive an award under the MYIP, participants generally must be continuously employed at Lam Research through the date(s) on which the Committee determines the actual award amounts under the applicable program (the “determination date”).

     The Company’s named executive officers were eligible for performance-based awards under the following MYIPs:

MYIP	Performance Period	Determination Date	Eligible NEO’s
2006	Jan. 2006 – Dec. 2007	February 2008	All (excluding Gottscho)
2007	Jan. 2007 – Dec. 2008	February 2009	All (excluding Gottscho)
2008	Jan. 2008 – Dec. 2009	February 2010	All

     The Committee (or the independent members of the Board) establishes performance factors, comprised of a formula based on the attainment of the Company’s operating income target, on an annual basis and measures and accrues the performance factors on a quarterly basis. In February 2006, the Committee (and the independent members of the Board with respect to the CEO) established the operating income performance metric upon which actual incentive awards would be calculated for calendar 2006. In January 2007, the Committee (and the independent members of the Board with respect to the CEO) established the operating income performance metric for calendar 2007 under both the 2006 and 2007 MYIPs. In January 2008, the Committee established the operating income performance metric for calendar year 2008 under both the 2007 and 2008 MYIPs for the Company’s named executive officers, excluding Mr. Newberry. In March 2008, based on recommendations of the Committee, the independent members of the Board established this metric for Mr. Newberry.

     Additionally, the 2006, the 2007, and the 2008 MYIPs provide that the calculated award amounts are automatically increased (but may not be decreased) pursuant to a ratio comparing the Company’s stock price performance over the 50 trading day trailing average as of the end of each fiscal quarter to the 200 trading day trailing average as of the beginning of the respective program. Under each program, the actual award payable to each participant cannot exceed 2.5 times the target bonus amount set for each plan. During calendar year 2006 and 2007, the stock price factor did positively affect the amounts calculated pursuant to the formula set forth in the respective MYIP. For the first two quarters of 2008, the stock price factor did not affect the amounts calculated pursuant to the formula set forth in the 2007 or 2008 MYIP.

     The Committee (and the independent members of the Board with respect to the CEO) has the opportunity to review the accruals and bonus amounts on a periodic basis and may choose to exercise negative discretion to reduce the amount of award accruals or bonus amounts following such review. The Committee (and the independent members of the Board with respect to the CEO) did not exercise its negative discretion to reduce any award accruals or bonus amounts during calendar years 2006 or 2007 or for the first two quarters of calendar year 2008 for a named executive officer.

     The aggregate individual target award amounts and the aggregate amounts earned for the named executive officers under the MYIP (except for Mr. Gottscho who participates in the 2008 MYIP only) were:

	Aggregated			Earned
	Individual	Aggregated		Award as a
	Target	Individual		% of Target
MYIP	Amounts	Earned Awards		Amount
2006	$6,825,000 (1)	$17,062,500	(2)	250%
2007	$7,507,500 (3)	NA	(4)	NA (4)
2008	$9,214,500	NA	(5)	NA (5)
____________________

(1)	Excludes target amount for Nicolas Bright, a former named executive officer, in the amount of $1,500,000.

(2)	Excludes earned amount for Nicolas Bright in the amount of $3,505,000.

(3)	Excludes target amount for Nicolas Bright, in the amount of $1,650,000.

(4)	Earned awards under the 2007 MYIP are anticipated to be paid in February 2009.

(5)	Earned awards under the 2008 MYIP are anticipated to be paid in February 2010.

Equity Incentive Compensation

     The Company believes that long-term equity incentive awards can be a useful part of its executive compensation program. However, as discussed above, the Company has chosen to grant primarily long-term cash incentive awards to its executive officers since calendar year 2006. The Committee or Board may use its discretion to grant stock options or restricted stock units to executive officers in the future to provide competitive long-term incentives and to reward behaviors that result in long-term stockholder value growth. For example, the Committee authorized a grant of 8,000 restricted share units to Mr. Gottscho on August 26, 2008 that will vest only if certain performance and time-based conditions are met.

Compensation of Chief Executive Officer

     The Company and Mr. Newberry entered into an employment agreement (the “Newberry Agreement”) effective January 1, 2003, which continues in effect pursuant to an automatic one-year renewal provision. The Newberry Agreement provides for a base salary at a rate to be set at least annually by the Board. Under the Newberry Agreement, Mr. Newberry is entitled to participate in any performance incentive plan offered by the Company, in the Company’s executive deferred compensation plan(s), and in other benefit and compensation programs generally applicable to key executives of the Company. The Newberry Agreement includes severance provisions which are described below in the “Potential Payments Under Termination of Employment or Change-in-Control” section below.

Compensation of Executive Chairman

     The Company and Mr. Bagley entered into a new employment agreement (the “Bagley Agreement”) effective January 1, 2006. Under the terms of the Bagley Agreement, Mr. Bagley will continue to serve as Executive Chairman of the Company until March 31, 2009, unless the Bagley Agreement is extended or earlier terminated in accordance with its provisions. Mr. Bagley will receive an annual salary of $240,000 provided he remains employed by the Company. Subject to certain non-compete and other terms and conditions, Mr. Bagley will receive a lump sum payment of $2.5 million on April 15, 2009. During the term of the Bagley Agreement,

Mr. Bagley will not participate in any executive bonus plans maintained by the Company, but Mr. Bagley will be eligible to participate in the standard executive benefit plans maintained by the Company. During the term of the Bagley Agreement, Mr. Bagley agrees not to perform services for any other for-profit enterprise that would interfere with his services to, or otherwise compete with, the Company. The Bagley Agreement includes severance provisions which are described below in the “Potential Payments Upon Termination or Change-in-Control” section below.

Change in Control and Severance Arrangements

     Lam Research provides severance and change in control benefits to Mr. Newberry and severance benefits to Mr. Bagley in individually negotiated arrangements. These arrangements are more fully described in the “Potential Payments Upon Termination of Employment or Change-in-Control” section below. Lam Research may also in the future enter into individually negotiated arrangements with other executive officers that contain severance and/or change of control benefits for recruitment and retention purposes and in order to provide a period during which an executive will be incentivized not to engage in competitive activities.

     As discussed below, we do provide medical and dental insurance retirement benefits to eligible former officers (and members of our Board). Furthermore, certain of the Company’s stock option plans and its Employee Stock Purchase Plan provide that, upon a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, some or all of the options granted under certain of the stock option plans shall be accelerated so as to be fully exercisable, and all of the rights granted under the Employee Stock Purchase Plan shall be fully exercisable following the merger for a period from the date of notice by the Board. Following the expiration of such periods, the options and rights will terminate. The 2007 Stock Incentive Plan adopted by Company stockholders at the 2006 Annual Meeting allows the Company discretion to provide for vesting acceleration of awards on change-of-control transactions.

Elective Deferred Compensation Plan

     Lam Research maintains a non-qualified deferred compensation plan, the Elective Deferred Compensation Plan (the “EDCP”), which allows eligible employees, including executive officers, to voluntarily defer receipt of all or a portion of his/her salary and all or a portion of a bonus payment until the date or dates elected by the participant, thereby allowing the participating employee to defer taxation on such amounts. The EDCP is offered to eligible employees, including the named executive officers, in order to allow them to defer more compensation than they would otherwise be permitted to defer under a tax-qualified retirement plan, such as the Lam Research Corporation Employee Savings Plus Plan (the “401(k) Plan”). Further, Lam Research offers the EDCP as a competitive practice to enable it to attract and retain top talent.

Retirement Benefits Under the 401(k) Plan and Not-Generally-Available Benefit Programs

     Each of Lam Research’s named executive officers is eligible for benefits generally available to Company employees such as matching contributions to Lam Research’s 401(k) plan. In addition, Lam provides a company contribution to the EDCP in lieu of matching contributions to the 401(k) Plan. This Company contribution is shown in the All Other Compensation Table and Non-Qualified Deferred Compensation table.

     Lam Research also provides additional benefits to its named executive officers that are not generally available to other Company employees, including the payment of supplemental Long Term Disability insurance, Executive Dental insurance coverage and an Executive Medical Reimbursement program that offsets executives’ payment of medical co-insurance and co-payments. These benefits are shown in the All Other Compensation table.

The Executive Retirement Medical and Dental Plan

     The Company provides a program to pay for post-retirement medical and dental insurance coverage for eligible former executive officers and members of Lam’s Board of Directors. To be eligible, a person must have served at the position of vice president or above or as a member of the Board of Directors, be at least age 55 at retirement, and have at least five years of continuous service with Lam Research. An executive officer or director must be enrolled in the Company’s U.S. group medical and dental plans at the time of his or her retirement. When the executive retiree or spouse of a retiree reaches age 65, he or she is required to enroll in Medicare parts A and B which would be the primary payer for the executive retiree or spouse of a retiree’s health insurance coverage. The benefit also covers the executive retiree’s spouse at the time of retirement for his or her lifetime as well as dependent children until age of 19 or 24 if a full time student. The benefit ceases if the executive retiree becomes employed by a competitor of Lam Research after leaving the Company’s service. We provide the benefit to our executives and members of our Board to further the long-term retention of their services and/or provide a disincentive to later compete against the Company.

Executive Stock Ownership Guidelines

     During calendar year 2006, the Company adopted executive stock ownership guidelines, pursuant to which senior executives are expected and encouraged to own and maintain certain minimum levels of the Company’s Common Stock. The Committee believes that these guidelines are an appropriate addition to the Company’s equity compensation policies and, in conjunction with Lam Research’s equity and cash-based incentive plans, will further serve to align the long-term interests of the senior executives with those of the Company’s stockholders. Each executive is expected to accumulate and maintain ownership of shares of the Company’s Common Stock, in the quantities indicated by the guidelines below, by the later of December 31, 2010, or the fifth anniversary of an executive’s hire date.

Stock
Ownership
Position	Guideline
Chief Executive Officer	5X Salary
Chief Financial Officer	3X Salary
All other senior executives	2X - 3X Salary

Accounting and Tax Considerations

     Section 162(m). In determining which elements of compensation are to be paid, and how they are weighted, Lam Research takes into account whether a particular form of compensation will be considered “performance-based” compensation for purposes of Section 162(m) of the Internal Revenue Code. Under Section 162(m), Lam Research generally receives a federal income tax deduction for compensation paid to its CEO or any of its three other most highly compensated officers only if the compensation is less than $1 million during any fiscal year or is “performance-based” under Section 162(m). In 2004, Lam Research adopted the EIP with a structure intended to provide for the tax deductibility of awards granted under the EIP. Accordingly, during fiscal 2008, the annual incentive awards granted to Mr. Newberry and to the greatest extent possible, all MYIP grants to Mr. Newberry and the other named executive officers were granted under Lam Research’s EIP. In November 2006, our stockholders approved an amendment to the EIP that increased the amount of cash awards that may be paid to any one participant in respect of achievement of performance goals for any twelve-month period to $12 million. Prior to the amendment, the maximum amount of awards that could be paid to a participant in a twelve-month period and qualify for deductibility under Section 162(m) was $2 million. Accordingly, we expect that all MYIP grants made after passage of the amendment will qualify for deductibility under Section 162(m). The prior $2 million limit for deductibility will likely apply to performance periods under grants prior to the amendment. The Committee currently intends to continue to seek a tax deduction for all of Lam Research’s executive compensation, to the extent it determines it is in the best interests of Lam Research.

     Section 409A. To assist in the avoidance of additional tax under Section 409A of the Internal Revenue Code, Lam structured the MYIP and the EDCP, and structures its equity awards, in a manner intended to comply with the applicable Section 409A requirements.

     To satisfy potential Section 409A liability to employees (including the named executive officers) with respect to certain options previously granted by the Company, in March 2008, the Board approved payments to be made to compensate such employees (including the named executive officers) for the additional tax liability associated with the options. The table below lists the amount of estimated 409A liability, including gross-up payments, that will be paid to or on behalf of the listed named executive officers.

Estimated Cash 409A Liability,
including gross-up
Name	$ million
Stephen G. Newberry	$10.3
Richard A. Gottscho	$0.5
Abdi Hariri	$0.2

     The Company’s Form 10-K for the year ended June 24, 2007, filed on March 31, 2008 and the Company’s Form 8-K filed on April 2, 2008 provide additional information on the actions taken with respect to the Section 409A liability.

     Other Tax Considerations. It is Lam’s general philosophy not to provide any executive officer or director with a gross-up or other reimbursement for tax amounts the individual might pay pursuant to Section 280G of the Internal Revenue Code.

Summary Compensation Table

									Nonqualified
							Non-Equity		Deferred	All Other
	Fiscal			Stock		Option	Incentive Plan		Compensation	Compensation
Name and Principal Position	Year	Salary	Bonus	Awards		Awards (3)	Compensation		Earnings (14)	(15) (16)	Total
Stephen G. Newberry	2008	$800,000	$0	$0		$0	$6,260,949	(4)	$0	$9,260	$7,070,209
Chief Executive Officer	2007	$759,039	$0	$0		$3,013	$7,588,859	(5)	$808	$19,602	$8,371,321
and President
Martin B. Anstice	2008	$386,538	$0	$0		$0	$2,523,046	(6)	$0	$16,148	$2,925,733
Senior Vice President,	2007	$353,077	$0	$0		$479	$4,189,847	(7)	$0	$25,744	$4,569,147
Chief Financial Officer &
Chief Accounting Officer
Ernest E. Maddock	2008	$405,231	$0	$0		$0	$2,321,231	(8)	$0	$14,747	$2,741,209
Senior Vice President,	2007	$383,174	$0	$0		$2,681	$3,369,508	(9)	$3	$22,233	$3,777,599
Global Operations
Abdi Hariri	2008	$304,904	$0	$0		$0	$1,826,383	(10)	$0	$17,959	$2,149,246
Group Vice President,	2007	$283,173	$0	$0		$1,028	$2,728,276	(11)	$66	$25,854	$3,038,397
Customer Support
Business Group
Richard A. Gottscho	2008	$346,538	$0	$774,846	(1)	$0	$699,734	(12)	$0	$15,496	$1,836,615
Group Vice President and	2007	$327,692	$0	$747,356	(2)	$1,194	$419,207	(13)	$729	$23,863	$1,520,041
General Manager, Etch
Businesses
____________________

(1)

Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown are the compensation expenses recognized by Lam Research in fiscal year 2008 for restricted stock units as determined pursuant to FASB Statement of Financial Accounting Standards Number 123(revised) “Share-Based Payment” (“SFAS 123R”). These compensation expenses reflect restricted stock units granted prior to fiscal 2008.

(2)

Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown are the compensation expenses recognized by Lam Research in fiscal 2007 for restricted stock units as determined pursuant to SFAS 123R. These compensation expenses reflect restricted stock units granted during fiscal 2007 and prior to fiscal 2007.

(3)

Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown are the compensation expenses recognized by Lam Research in fiscal 2007 for option awards as determined pursuant to SFAS 123R. These compensation expenses reflect option awards granted prior to fiscal 2007. The assumptions used to calculate the fair value of these option awards are set forth in Note M in Notes to Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002.

(4)

Represents $1,427,690 earned by Mr. Newberry pursuant to his 2007 annual incentive award (which was made under the EIP and pursuant to the Company’s annual bonus plan for calendar year 2007), $1,783,440 accrued on Mr. Newberry’s behalf for performance during fiscal 2008 under the 2006 MYIP, $2,173,227 accrued for performance during fiscal 2008 under the 2007 MYIP, and $876,592 accrued for performance during fiscal 2008 under the 2008 MYIP. Mr. Newberry received the amounts accrued under the 2006 MYIP and will be eligible to receive the 2007 and 2008 MYIPs if he remains employed by Lam Research through the respective payment determination dates in February 2009 or February 2010.

(5)

Represents $1,485,716 earned by Mr. Newberry pursuant to his 2006 annual incentive award (which was made under the EIP and pursuant to the Company’s annual bonus plan for calendar year 2006), $4,718,128 accrued on Mr. Newberry’s behalf for performance during fiscal 2007 under the 2006 MYIP and $1,385,015 accrued for performance during fiscal 2007 under the 2007 MYIP. Mr. Newberry received the amounts accrued under the 2006 MYIP and will be eligible to receive the 2007 MYIP if he remains employed by Lam Research through the payment determination date in February 2009.

(6)

Represents $503,258 earned by Mr. Anstice pursuant to his 2007 annual incentive award, $740,813 accrued on Mr. Anstice’s behalf for performance during fiscal 2008 under the 2006 MYIP, $926,370 accrued for performance during fiscal 2008 under the 2007 MYIP, and $352,605 accrued for performance during fiscal 2008 under the 2008 MYIP. Mr. Anstice received the amounts accrued under the 2006 MYIP and will be eligible to receive the 2007 and 2008 MYIPs if he remains employed by Lam Research through the respective payment determination dates in February 2009 or February 2010.

(7)

Represents $447,212 earned by Mr. Anstice pursuant to his 2006 annual incentive award, $1,207,483 earned for performance during fiscal 2007 under the supplemental plan, $1,959,838 accrued on Mr. Anstice’s behalf for performance during fiscal 2007 under the 2006 MYIP and $575,314 accrued for performance during fiscal year 2007 under the 2007 MYIP. Mr. Anstice received the amounts accrued under the 2006 MYIP and will be eligible to receive the 2007 MYIP if he remains employed by Lam Research through the payment determination date in February 2009.

(8)

Represents $490,602 earned by Mr. Maddock pursuant to his 2007 annual incentive award, $672,220 accrued on Mr. Maddock’s behalf for performance during fiscal 2008 under the 2006 MYIP, $840,595 accrued for performance during fiscal 2008 under the 2007 MYIP, and $317,815 accrued for performance during fiscal 2008 under the 2008 MYIP. Mr. Maddock received the amounts accrued under the 2006 MYIP and will be eligible to receive the 2007 and 2008 MYIPs if he remains employed by Lam Research through the respective payment determination dates in February 2009 or February 2010.

(9)

Represents $510,745 earned by Mr. Maddock pursuant to his 2006 annual incentive award, $558,348 earned for performance during fiscal 2007 under the supplemental plan, $1,778,371 accrued on Mr. Maddock’s behalf for performance during fiscal 2007 under the 2006 MYIP and $522,044 accrued for performance during fiscal year 2007 under the 2007 MYIP. Mr. Maddock received the amounts accrued under the 2006 MYIP and will be eligible to receive the 2007 MYIP if he remains employed by Lam Research through the payment determination date in February 2009.

(10)

Represents $332,268 earned by Mr. Hariri pursuant to his 2007 annual incentive award, $548,751 accrued on Mr. Hariri’s behalf for performance during fiscal 2008 under the 2006 MYIP, $686,200 accrued for performance during fiscal 2008 under the 2007 MYIP, and $259,164 accrued for performance during fiscal 2008 under the 2008 MYIP. Mr. Hariri received the amounts accrued under the 2006 MYIP and will be eligible to receive the 2007 and 2008 MYIPs if he remains employed by Lam Research through the respective payment determination dates in February 2009 or February 2010.

(11)

Represents $328,354 earned by Mr. Hariri pursuant to his 2006 annual incentive award, $522,032 earned for performance during fiscal 2007 under the supplemental plan, $1,451,732 accrued on Mr. Hariri’s behalf for performance during fiscal 2007 under the 2006 MYIP and $426,158 accrued for performance during fiscal year 2007 under the 2007 MYIP. Mr. Hariri received the amounts accrued under the 2006 MYIP and will be eligible to receive the 2007 MYIP if he remains employed by Lam Research through the payment determination date in February 2009.

(12)

Represents $403,546 earned by Mr. Gottscho pursuant to his 2007 annual incentive award and $296,188 accrued on Mr. Gottscho’s behalf for performance during fiscal 2008 under the 2008 MYIP. Mr. Gottscho will be eligible to receive the 2008 MYIP if he remains employed by Lam Research through the payment determination date in February 2010.

(13)	Represents $419,207 earned by Mr. Gottscho pursuant to his 2006 annual incentive award.

(14)	Reflects interest earned on deferred compensation, to the extent that the interest rate exceeded 120% of the applicable federal long-term rate.

(15)	Please refer to the “All Other Compensation Table” which follows this table for additional information.

(16)

The amounts listed in the “All Other Compensation” column for 2007 were adjusted to reflect corrected amounts for Company Contribution to the Elective Deferred Compensation Plan in Lieu of Matching Contributions to the 401(k) Plan.

     Salary, bonus, and non-equity incentive plan compensation above includes amounts earned in fiscal year 2008 and fiscal year 2007 even if deferred at the election of the executive officer under the Company’s deferred compensation plans and/or the Company’s 401(k) Plan.

All Other Compensation

					Company
					Contribution
					to the Elective
					Deferred
					Compensation
		Company	Company-Paid		Plan in Lieu
		Matching	Long Term	Company-Paid	of Matching
		Contribution to	Disability	Healthcare	Contributions
	Fiscal	the Company’s	Insurance	Insurance	to the 401(k)
Name	Year	401(k) Plan	Premiums (1)	Premiums (2)	Plan (3)	Total
Stephen G. Newberry	2008	$0	$277	$8,983	$0	$9,260
Martin B. Anstice	2008	$7,165	$0	$8,983	$0	$16,148
Ernest E. Maddock	2008	$0	$697	$7,225	$6,825	$14,747
Abdi Hariri	2008	$6,357	$0	$8,983	$2,619	$17,959
Richard A. Gottscho	2008	$7,027	$881	$7,588	$0	$15,496
____________________

(1)	Represents the portion of supplemental long term disability insurance premiums paid by Lam. This program was discontinued in 2002 and is available only to participants enrolled as of 2002.

(2)	Represents the portion of executive dental and executive medical reimbursement insurance premiums paid by Lam.

(3)

Represents the amount that Lam credited to the EDCP which is equal to any matching contribution into the 401(k) Plan, that an executive would have been entitled to but did not receive as a result of compensation deferrals into the EDCP.

Grants of Plan-Based Awards

			Estimated Future Payouts Under Non-Equity
			Incentive Plan
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)
Stephen G. Newberry	03/08	(1)	—	$4,000,000	$10,000,000
	03/08	(2)	—	$1,000,000	$2,250,000
Martin B. Anstice	01/08	(1)	—	$1,500,000	$3,750,000
	01/08	(2)	—	$320,000	$720,000
Ernest E. Maddock	01/08	(1)	—	$1,352,000	$3,380,000
	01/08	(2)	—	$332,800	$748,800
Abdi Hariri	01/08	(1)	—	$1,102,500	$2,756,250
	01/08	(2)	—	$220,500	$496,125
Richard A. Gottscho	01/08	(1)	—	$1,260,000	$3,150,000
	01/08	(2)	—	$270,000	$607,500
____________________

(1)	Represents awards granted under the 2008 MYIP covering performance during calendar years 2008 and 2009. Amounts shown are for performance over a two-year period.

(2)

Represents awards granted under the 2008 annual incentive award. See the “Annual Incentive Awards” discussion above for details on actual payments made in February 2008 for the 2007 annual incentive awards.

Outstanding Equity Awards at the End of Fiscal Year 2008
				Equity							Equity
				Incentive							Incentive
				Plan							Plan Awards:
			Number of	Awards:				Number	Market	Equity Incentive	Market or
	Number of		Securities	Number of				of Shares	Value	Plan Awards:	Payout Value
	Securities		Underlying	Securities				or Units	of Shares or	Number of	of Unearned
	Underlying		Unexercised	Underlying				of Stock	Units of	Unearned Shares,	Shares, Units
	Unexercised		Options	Unexercised	Option		Option	That Have	Stock That	Units or Other	or Other Rights
	Options (#)		(#)	Unearned	Exercise		Expiration	Not	Have Not	Rights That Have	That Have Not
Name	Exercisable		Unexercisable	Options	Price ($)		Date	Vested	Vested ($)	Not Vested	Vested
Stephen G. Newberry	5,250	(1)	—	—	$16.14		10/1/2011	—	—	—	—
	200,000	(2)	—	—	$25.66		4/30/2009	—	—	—	—
	5,250	(3)	—	—	$11.66		10/1/2008	—	—	—	—
Martin B. Anstice	2,000	(4)	—	—	$24.25		3/19/2011	—	—	—	—
	849	(1)	—	—	$16.64	(9)	10/1/2011	—	—	—	—
Ernest E. Maddock	2,050	(1)	—	—	$16.64	(9)	10/1/2011	—	—	—	—
	1,000	(5)	—	—	$24.19	(9)	12/24/2011	—	—	—	—
	28,800	(6)	—	—	$25.53	(9)	2/27/2009	—	—	—	—
Abdi Hariri	822	(1)	—	—	$16.64	(9)	10/1/2011	—	—	—	—
	1,000	(1)	—	—	$16.14		10/1/2011	—	—	—	—
Richard A. Gottscho	—		—	—						32,000 (7)	1,187,840
								5,600 (8)	$207,872	—	—
____________________

(1)	These options were granted on October 1, 2001. 100% of the options vested on October 1, 2006.

(2)	These options were granted on April 30, 2002. The options vested 25% annually on February 28 in 2003, 2004, 2005, and 2006.

(3)	These options were granted on August 2, 2002. 100% of the options vested on October 1, 2002.

(4)	These options were granted on March 19, 2001. 36,000 total options were granted with 25% vesting on the first, second, third and fourth anniversaries of the grant date.

(5)	These options were granted on December 24, 2001. 100% of the options vested on December 24, 2006.

(6)	These options were granted on February 27, 2002. 86,700 total options were granted and vested 13,800 on 02/27/03, 15,300 on 02/27/04, 28,800 on 02/27/05, and 28,800 on 02/27/06.

(7)

These restricted stock units (“RSUs”) were granted on May 12, 2006 and are subject to performance criteria and service period. 100% of the RSUs will vest on May 12, 2009 provided that the person remains an employee on such date.

(8)

These RSUs were granted on January 4, 2007. 8,400 total RSUs were granted. 33.33% vested or will vest on each of April 15, 2008, August 1, 2008 and December 1, 2008, provided that the person remains an employee on each such date.

(9)

The exercise price of these options was increased to the fair market value per share on the correct measurement date so as to avoid tax consequences under Section 409A and, as applicable, similar provisions of state law. The Company’s Form 8-K filed on May 8, 2008 provides additional information on the amendments.

Option Exercises and Stock Award Vesting During Fiscal Year 2008

	Option Awards		Stock Awards
	Number		Number
	of Shares	Value	of Shares	Value
	Acquired on	Realized	Acquired on	Realized
Name	Exercise	on Exercise	Vesting	on Vesting
Stephen G. Newberry	—	—	—	—
Martin B. Anstice	—	—	—	—
Ernest E. Maddock	—	—	—	—
Abdi Hariri	—	—	—	—
Richard A. Gottscho	—	—	11,200	$595,924

Non-Qualified Deferred Compensation Table
					Aggregate
		Executive	Registrant	Aggregate	Withdrawals/	Aggregate
		Contributions	Contributions	Earnings in	Distributions	Balance at
Name	Fiscal Year	in FY 2008	in FY 2008 (1)	FY 2008 (2)	in FY 2008	FYE 2008
Stephen G. Newberry	2008	$0	$0	$56,931	$0	$1,050,206
Martin B. Anstice	2008	$750,000	$0	$(34,403)	$0	$951,799
Ernest E. Maddock	2008	$3,860,745	$6,825	$(99,391)	$0	$6,171,793
Abdi Hariri	2008	$2,417,283	$2,619	$(85,577)	$101,753	$3,290,424
Richard A. Gottscho	2008	$150,507	$0	$59,044	$0	$1,174,777
____________________

(1)

Represents the amount that Lam credited to the EDCP which is equal to any matching contribution into the 401(k) Plan that an executive would have been entitled to but did not receive as a result of compensation deferrals into the EDCP.

(2)	There were no above-market or preferential earnings included in these figures.

     The Company has an elective deferred compensation plan (the “EDCP”). Contributions by eligible executives are maintained in the EDCP. The EDCP is a voluntary, non-tax-qualified, deferred compensation plan that encourages executives to save for retirement. Under the EDCP, participants are entitled to defer compensation until retirement, death, other termination of employment, or until specified dates.

Potential Payments Upon Termination or Change-in-Control

     The Company provides a program to pay for post-retirement medical and dental insurance coverage for eligible former executive officers and Board members if they meet the eligibility requirements (the Executive Retirement Medical and Dental Plan). Annually, Lam Research has an independent actuarial valuation of this post-retirement benefit conducted in accordance with the methodology prescribed by the Statement of Financial Accounting Standards 106, Employers’ Accounting for Postretirement Benefits Other Than Pensions (SFAS No. 106). The most recent valuation conducted in June 2008 valued Lam Research’s accumulated post-retirement benefit obligation for the named executive officers and Mr. Bagley, Lam’s Executive Chairman, as shown in the table below:

Name	FY 2008
Stephen G. Newberry	$78,000
Martin B. Anstice	$22,000
Ernest E. Maddock	$85,000
Abdi Hariri	$71,000
Richard A. Gottscho	$75,000
James Bagley	$46,000

     In addition, certain of the Company’s stock option plans and its Employee Stock Purchase Plan provide that, upon a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, each outstanding option or right to purchase Common Stock shall be assumed, or an equivalent option or right substituted, by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation does not agree to assume the option or right or substitute an equivalent option or right, at the discretion of the plan administrator, some or all of the options granted under certain of the stock option plans shall be accelerated so as to be fully exercisable, and all of the rights granted under the Employee Stock Purchase Plan shall be fully exercisable following the merger for a period from the date of notice by the Board of Directors. Following the expiration of such periods, the options and rights will terminate. The 2007 Stock Incentive Plan adopted by Lam Research stockholders at the 2006 Annual Meeting allows the Company discretion to provide for vesting acceleration of awards on change-of-control transactions.

     The tables below quantify the amount that would be payable to each of Messrs. Newberry and Bagley assuming the termination of his employment on June 29, 2008, and are estimates of the amounts which would be paid out to each executive upon his termination. The actual amounts to be paid out can only be determined at the time of the triggering events.

Newberry Agreement

     The Newberry Agreement provides that in the event of involuntary termination without cause (as defined in the agreement) or a change in control of the Company followed by either involuntary termination or the acceptance of a position of materially lesser authority or responsibility offered to Mr. Newberry by the Company, or if the Company is acquired by another entity so that there will be no market for the Common Stock of the Company and the acquiring entity does not provide options comparable to unvested stock options held by Mr. Newberry, all unvested stock options granted to Mr. Newberry will automatically be accelerated in full so as to become fully vested. Mr. Newberry is presently fully vested in his stock options but such provision applies to any future grants. Mr. Newberry will have two years from the date of termination in which to exercise such options.

     If Mr. Newberry’s employment is involuntarily terminated without cause, he will be entitled to receive a lump sum payment equal to 15 months of his then-annual base compensation, and he will receive annually any benefits under the Executive Retirement Medical and Dental Plan for which he qualifies following the date of termination. If Mr. Newberry resigns voluntarily, he will not be entitled to receive any severance benefits under the Newberry Agreement, with the exception of the benefits that he would qualify for under the Executive Retirement Medical and Dental Plan. In the event of Mr. Newberry’s death, his estate will be entitled to receive an amount equal to Mr. Newberry’s annual base salary payable in a lump sum. If Mr. Newberry becomes disabled, he will be entitled to receive his base salary for a period of 12 months from the date disability is certified, as well as any bonus earned prior to the effective date of disability.

     The Newberry Agreement provides that for a period of six months following Mr. Newberry’s termination of employment with the Company, Mr. Newberry may not solicit any of the Company’s employees to become employed by any other business enterprise.

Stephen G. Newberry
President and Chief Executive Officer

Involuntary Termination
Executive Benefits and	Voluntary	Disability or	For	Not for	Change in
Payments Upon Termination	Termination	Death	Cause	Cause	Control
Compensation
Severance	$—	$800,000	$—	$1,000,000	$—
Short-term Incentive	$—	$—	$—	$—	$—
Long-term Incentives
2006-2007 MYIP	$—	$—	$—	$—	$—
2007-2008 MYIP	$—	$—	$—	$—	$—
Stock Options (Unvested and
Accelerated)	$—	$—	$—	$—	$—
Restricted Stock Units (Unvested and
Accelerated)	$—	$—	$—	$—	$—
Benefits and Perquisites
Health Benefit Continuation(1)	$78,000	$78,000	$—	$78,000	$78,000
Total	$78,000	$878,000	$—	$1,078,000	$78,000
____________________

(1)	Assumes executive qualifies for Lam Research’s Executive Retirement Medical and Dental Plan and reflects the most recent independent actuarial valuation of this benefit.

Bagley Agreement

     Pursuant to the Bagley Agreement, Mr. Bagley is entitled to certain severance benefits upon termination of his employment, depending on the reason for the early termination. If Mr. Bagley voluntarily resigns his employment position, he will not be eligible for any severance payment or benefits, but will remain eligible for a $2.5 million lump sum payment to be paid on April 15, 2009, provided the conditions precedent therefor are fulfilled. In the event of involuntary termination of employment without cause (as defined in the agreement) or due to disability, Mr. Bagley will be entitled to continued payment of his salary through March 31, 2009; to a lump sum payment of $2.5 million when otherwise due; to continued annual medical benefits under the Executive Retirement Medical and Dental Plan; and to exercise any vested stock options for two years after termination. If involuntary termination is due to death, additional benefits include acceleration of payment of the $2.5 million lump sum amount within ninety days after death and continued medical benefits for covered family members pursuant to plan eligibility. If Mr. Bagley is terminated for cause, Mr. Bagley will not be entitled to receive any severance benefits under the Bagley Agreement. There is no change-of-control benefits provision in the Bagley Agreement.

     The Bagley Agreement provides that (i) prior to March 31, 2009, Mr. Bagley may not provide services to another entity that would constitute competition with the Company; and (ii) for a period of six months following termination of the Bagley Agreement, Mr. Bagley may not solicit any of the Company’s employees to become employed by any other business enterprise.

James W. Bagley
Executive Chairman of the Company

Involuntary Termination
Executive Benefits and	Voluntary		For	Not for	Change in
Payments Upon Termination	Termination (2)	Death	Cause	Cause (2)	Control
Compensation
Severance	$—	$2,500,000	$—	$180,000	NA
Short-term Incentive	$—	$—	$—	$—
Long-term Incentives
2006-2007 MYIP	$—	$—	$—	$—
2007-2008 MYIP	$—	$—	$—	$—
Stock Options (Unvested and
Accelerated)	$—	$—	$—	$—
Restricted Stock Units (Unvested and
Accelerated)	$—	$—	$—	$—
Benefits and Perquisites
Health Benefit Continuation(1)	$46,000	$46,000	$—	$46,000	$46,000
Total	$46,000	$2,546,000	$—	$226,000	$46,000
____________________

(1)	Assumes executive qualifies for Lam Research’s Executive Retirement Medical and Dental Plan and reflects the most recent independent actuarial valuation of this benefit.

(2)	Remains eligible for the $2.5 million lump sum payment, provided the conditions precedent set forth in the Bagley Agreement are fulfilled.

Non-Employee Director Compensation in Fiscal Year 2008

					Nonqualified
	Fees Earned	Stock		Non-Equity	Deferred
	or Paid	Awards (1)	Option	Incentive Plan	Compensation
	in Cash	(2) (3)	Awards	Compensation	Earnings	All Other
Name	($)	($)	($)	($)	($)	Compensation		Total
David G. Arscott	$42,000	$163,981	$0	$0	$0	$0		$205,981
Robert M. Berdahl	$57,000	$163,981	$0	$0	$0	$0		$220,981
Richard J. Elkus, Jr.	$49,500	$163,981	$0	$0	$0	$0		$213,481
Jack R. Harris	$42,000	$163,981	$0	$0	$0	$0		$205,981
Grant M. Inman	$52,000	$163,981	$0	$0	$0	$0		$215,981
Catherine P. Lego	$42,000	$163,981	$0	$0	$0	$90,000	(5)	$295,981
Seiichi Watanabe	$42,000	$163,981	$0	$0	$0	$11,555	(6)	$217,536
Patricia S. Wolpert	$42,000	$191,191 (4)	$0	$0	$0	$75,000	(5)	$308,191
____________________

(1)	Amounts shown do not reflect compensation actually received by the director. Instead, the amounts shown are the compensation expenses recognized by Lam Research in fiscal 2008 for restricted stock units as determined pursuant to FASB Statement of Financial Accounting Standards Number 123(revised) “Share- Based Payment” (“SFAS 123R”). These compensation expenses reflect restricted stock units granted during fiscal year 2008 and prior to fiscal 2008.

(2)	On May 2, 2008, each Director was granted 4,678 restricted stock units based on the closing price of the Company’s Common Stock of $42.75. The units vest on November 1, 2008, with receipt deferred until January 31, 2009.

(3)	On February 15, 2007, each Director was granted 4,440 restricted stock units based on the closing price of the Company’s Common Stock of $45.14. The units vested on June 10, 2008, with receipt deferred until August 1, 2008.

(4)	Ms. Wolpert was granted 2,500 restricted shares on December 5, 2006. The shares vested on August 14, 2007. The grant date fair value of this award was $53.78 per share.

(5)	Reflects compensation provided to Ms. Lego and Ms. Wolpert for time spent in fiscal year 2008 as members of a special committee of the Board.

(6)	Value of fees for visa and immigration services, and tax and consulting services provided to Dr. Watanabe in fiscal year 2008.

     For a narrative description of the Company’s annual compensation of non-employee directors, see the section captioned “Director Compensation.”

     In addition, members of Lam’s Board of Directors who have retired from Lam Board service can participate in the Company’s Executive Retirement Medical and Dental Plan if they meet certain eligibility requirements. The most recent valuation of Lam Research’s accumulated post-retirement benefit obligation under SFAS No. 106, as of June 2008, for the current directors who may become eligible is shown below:

Name	FY 2008
David G. Arscott	$53,000
Robert M. Berdahl	$44,000
Richard J. Elkus, Jr.	$40,000
Jack R. Harris	$50,000
Catherine P. Lego	$28,000

COMPENSATION COMMITTEE REPORT

     The purposes of the Compensation Committee are to assist the Board in the discharge of its responsibilities with respect to compensation for the Company’s executive officers and independent directors, report annually to the Company’s stockholders on executive compensation matters, administer the Company’s equity-based compensation plans, and take or cause to be taken such other actions and address such other matters as the Board may from time to time authorize the Compensation Committee to undertake or assume responsibility.

     The Compensation Committee has reviewed and discussed with Management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

     The Compensation Committee was composed of the following independent non-employee directors during fiscal year 2008, and remains so composed as of the date of this Proxy Statement: Directors Berdahl, Elkus, Harris, and Wolpert.

COMPENSATION COMMITTEE
Robert M. Berdahl
Richard J. Elkus, Jr.
Jack R. Harris
Patricia S. Wolpert

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No interlocking relationship exists or existed during fiscal year 2008 between any member of our Compensation Committee and any member of any other company’s board of directors or compensation committee. The Compensation Committee consisted of directors Berdahl, Elkus, Harris, and Wolpert during fiscal year 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      No family relationships exist or existed during fiscal year 2008 among any of the Company’s directors and executive officers. No related-party transactions occurred during fiscal year 2008.

AUDIT COMMITTEE REPORT

     Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act or the Exchange Act that might incorporate all or portions of future filings, including this Proxy Statement, the following Report of the Audit Committee shall not be incorporated by reference into any such filings, nor shall they be deemed to be soliciting material or deemed filed with the SEC under the Securities Act or the Exchange Act.

     Under the guidance of a written charter adopted by the Board of Directors, the purpose of the Audit Committee is to monitor the integrity of the financial statements and the effectiveness of internal control over financial reporting of the Company, oversee the independence of the Company’s independent registered public accounting firm, appoint and provide for the compensation of the independent registered public accounting firm, and evaluate the performance of the independent registered public accounting firm. Pursuant to the Audit Committee Charter, the Audit Committee is also responsible for reviewing and approving, if appropriate, all related-party transactions. Each of the members of the Audit Committee meets the independence requirements of NASDAQ. During fiscal year 2008 and as of the date of this Proxy Statement, the Audit Committee consisted of the following independent, non-employee directors: Directors Arscott, Inman, Lego, and Watanabe.

     Management has primary responsibility for the system of internal control and the financial reporting process. The independent registered public accounting firm has the responsibility to express an opinion on the financial statements and the system of internal control over financial reporting based on an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (U.S.). The Audit Committee has the responsibility to monitor and oversee these processes.

     In this context and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 29, 2008, the Audit Committee:

  reviewed and discussed the audited financial statements with Company management;

  reviewed and discussed with management its assessment of and report on the effectiveness of the Company’s internal control over financial reporting as of June 29, 2008, which management prepared using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal-Control Integrated Framework. The Committee also reviewed and discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, Ernst & Young LLP’s attestation report on the Company’s internal control over financial reporting;

  discussed with Ernst & Young LLP the matters required to be discussed by Statement of Auditing Standards No. 61, “Communication with Audit Committees,” as amended by Statement of Auditing Standards No. 90, “Audit Committee Communications”;

  reviewed the written disclosures and the letter from Ernst & Young LLP, required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with Ernst & Young LLP its independence;

  based on the foregoing reviews and discussions, recommended to the Board of Directors that the audited financial statements be included in the Company’s 2008 Annual Report on Form 10-K for the fiscal year ended June 29, 2008, filed with the SEC; and

  instructed management and the independent registered public accounting firm that the Committee expects to be advised if there are any subjects that require special attention.

     In connection with the Company’s voluntary internal review during fiscal year 2008 of its historical stock option granting practices and the resulting restatement of financial statements for fiscal years 1997 through 2006, the Audit Committee, in coordination with the special committee of the Board appointed to oversee the voluntary internal review, monitored and reviewed Ernst & Young LLP’s services related to the internal review and the resulting restatement. Further details regarding the voluntary internal review and financial restatements are available in the Company’s SEC filings and in press releases accessible via the “News Room” page of the Company’s web site, www.lamresearch.com.

AUDIT COMMITTEE
David G. Arscott
Grant M. Inman
Catherine P. Lego
Seiichi Watanabe

RELATIONSHIP WITH
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM;
PRINCIPAL ACCOUNTING FEES AND SERVICES

     Ernst & Young LLP has audited the Company’s consolidated financial statements since the Company’s inception.

Fees Billed by Ernst & Young LLP

     The table below shows the fees billed by Ernst & Young LLP for audit and other services provided to the Company in fiscal years 2008 and 2007.

Services / Type of Fee	Fiscal Year 2008	Fiscal Year 2007
Audit Fees(1)	$2,623,000	$2,132,000
Audit-Related Fees(2)	3,188,000	147,000
Tax Fees(3)	—	—
All Other Fees(4)	—	—
TOTAL	$5,811,000	$2,279,000
____________________

(1)	Audit fees represent fees for professional services provided in connection with the audits of annual financial statements, reviews of quarterly financial statements, and audit services related to other statutory or regulatory filings or engagements. In addition, audit fees include those fees related to Ernst & Young LLP’s audit of the effectiveness of the Company’s internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act.

(2)	Audit-related fees consist of assurance and related services that are reasonably related to the audit or review of the Company’s financial statements and are not reported above under “Audit Fees.” For fiscal year 2008, these fees related primarily to the Company’s voluntary internal stock option review, synthetic lease issues, and the adoption of FIN 48.

(3)	Tax fees represent fees for services primarily related to international tax compliance.

(4)	All other fees relate principally to fees for subsidiary-related services.

     The Audit Committee reviewed summaries of the services provided by Ernst & Young LLP and the related fees during fiscal year 2008 and has determined that the provision of non-audit services was compatible with maintaining the independence of Ernst & Young LLP as the Company’s independent registered public accounting firm. The Audit Committee approved 100% of the services and related fee amounts for services provided by Ernst & Young LLP during fiscal year 2008.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

     It is the responsibility of the Audit Committee to approve, in accordance with Sections 10A(h) and (i) of the Exchange Act and the Rules and Regulations of the SEC, all professional services, to be provided to the Company by its Independent Registered Public Accounting Firm, provided that the Audit Committee shall not approve any non-audit services proscribed by Section 10A(g) of the Exchange Act in the absence of an applicable exemption.

     It is the policy of the Company that the Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm, consistent with the criteria set forth in the Audit Committee Charter and applicable laws and regulations. The Committee has delegated to the Chair of the Committee the authority to pre-approve such services, provided that the Chair shall report any decision on his part to pre-approve such services to the full Audit Committee at its next regular meeting. These services may include audit services, audit-related services, tax services, and other services. The Company’s independent registered public accounting firm and Company management are required to periodically report to the Audit Committee regarding the extent of services provided by the Company’s independent registered public accounting firm pursuant to any such pre-approval.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER
EQUITY COMPENSATION PLANS

     The following table provides information as of June 29, 2008, regarding securities authorized for issuance under the Company’s equity compensation plans. The equity compensation plans of the Company include the 1991 Stock Option Plan, the 1996 Performance-Based Restricted Stock Plan, the 1997 Stock Incentive Plan, the 1999 Stock Option Plan, the 2007 Equity Incentive Plan, and the 1999 Employee Stock Purchase Plan.

	Number of			Number of Securities
	Securities		Weighted-	Remaining Available
	to be Issued Upon		Average	for Future Issuance
	Exercise of		Exercise Price	Under Equity
	Outstanding		of Outstanding	Compensation Plans
	Options,		Options,	(excluding securities
	Warrants, and		Warrants, and	reflected in column
Plan Category	Rights		Rights (5)	(a))
	(a)		(b)	(c)
Equity compensation plans approved
by security holders	2,257,344	(1)(2)	$19.60	19,280,952 (3)
Equity compensation plans not approved
by security holders	2,045,574	(4)	$22.20	2,700,485
Total	4,302,918		$21.60	21,981,437
____________________

(1)	Includes shares issuable under the Company’s 1997 Stock Incentive Plan (the “1997 Plan”). The 1997 Plan was adopted by the Board in May 1997 and approved by the stockholders of the Company in August 1997. In October 2002, the Board amended the 1997 Plan to provide for the issuance of restricted stock unit awards, allow all 1997 Plan participants to participate in exchanges of stock options previously permitted under the 1997 Plan, and provide that vesting of restricted stock, deferred stock, performance share and restricted stock unit awards would be determined by the administrator of the Plan at the time of the award grant. The 1997 Plan expired on August 5, 2007.

(2)	Includes shares issuable under the Company’s 2007 Stock Incentive Plan, as amended (the “2007 Plan”). The 2007 Plan was adopted by the Board in August 2006, approved by the stockholders of the Company in November 2006, and amended by the Board in November 2006. The 2007 Plan reserves for issuance up to 15,000,000 shares of the Company’s Common Stock.

(3)	Includes 6,141,631 shares available for future issuance under the 1999 Employee Stock Purchase Plan (“1999 ESPP”). This number does not include shares that may be added to the 1999 ESPP share reserve in the future in accordance with the terms of the 1999 ESPP, as amended.

(4)	Includes shares issuable under the Company’s 1999 Stock Option Plan (the “1999 Option Plan”). The 1999 Option Plan reserves for issuance up to 27,500,000 shares of the Company’s Common Stock.

The 1999 Option Plan was adopted by the Board as of November 5, 1998 (the “Effective Date”) and amended and restated as of October 16, 2002 and November 7, 2002. All directors, officers and employees of Lam and its designated subsidiaries, as well as consultants, advisors or independent contractors who provide valuable services to the Company or such subsidiaries, are eligible to participate in the 1999 Option Plan.

Nonstatutory stock options, deferred stock, restricted stock, performance shares, and restricted stock unit awards (collectively, the “Awards”) may be granted under the plan. Stock options granted under the 1999 Option Plan must have an exercise price that is not less than the fair market value of the Company’s Common Stock on the date of the grant. The administrator shall determine the participants to whom Awards shall be granted and the terms of such Awards. The 1999 Option Plan terminates ten years from the Effective Date.

In the event of a corporate transaction such as a change of control, the 1999 Option Plan provides that each outstanding Award shall be assumed, or an equivalent Award substituted, by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation does not agree to assume the Award or substitute an equivalent Award, subject to limitations that may be placed on an Award on the date of grant, outstanding Awards shall accelerate and become fully exercisable.

(5)	Does not include restricted stock units (RSUs) with an exercise price of $0.00.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     Unless marked otherwise, proxies received will be voted “FOR” the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the current fiscal year. Ernst & Young LLP has been the Company’s independent registered public accounting firm (independent auditor) since fiscal year 1981.

     The audit services of Ernst & Young LLP during fiscal year 2008 included the examination of the consolidated financial statements and the system of internal control over financial reporting of the Company and services related to filings with the SEC and other regulatory bodies. Audit-related services during fiscal year 2008 related primarily to the Company’s voluntary internal review of historical stock option granting practices and the resulting restatement of financial statements for fiscal years 1997 through 2006, synthetic lease issues, and the adoption of FIN 48.

     The Audit Committee of the Company meets with Ernst & Young LLP on an annual or more frequent basis. At such time, the Audit Committee reviews both audit and non-audit services performed by Ernst & Young LLP, as well as the fees charged for such services. Among other things, the Committee examines the effect that the performance of non-audit services, if any, may have upon the independence of the independent registered public accounting firm. All professional services provided by Ernst & Young LLP, including such non-audit services, if any, are subject to approval by the Audit Committee in accordance with applicable securities laws, rules, and regulations. For more information, see the “Report of the Audit Committee” and the “Relationship with Independent Registered Public Accounting Firm” sections above.

     A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from the stockholders.

     Approval of Proposal No. 2 will require the affirmative vote of a majority of the outstanding shares of Common Stock present or represented and voting on such Proposal at the Annual Meeting. Unless marked otherwise, proxies received will be voted “FOR” the approval of Proposal No. 2.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR FISCAL YEAR 2009.

OTHER MATTERS

     The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the proxy holders named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend or, if no such recommendation is given, as the proxy holders decide in their reasonable judgment.

     It is important that your stock holdings be represented at the meeting, regardless of the number of shares you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy card in the enclosed envelope or otherwise exercise your stockholder voting rights by telephone or Internet, as provided in the materials accompanying this Proxy Statement.

By Order of the Board of Directors,

George M. Schisler, Jr.
Secretary
Fremont, California
Dated: October 6, 2008

C/O DANIEL RABAGO
4650 CUSHING PARKWAY, CA-1
FREMONT, CA 94538

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	LAMRS1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
LAM RESEARCH CORPORATION				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.				☐	☐	☐

Vote on Directors

1.	Election of Directors
Nominees:
	01) James W. Bagley 02) David G. Arscott 03) Robert M. Berdahl 04) Richard J. Elkus, Jr. 05) Jack R. Harris	06) Grant M. Inman 07) Catherine P. Lego 08) Stephen G. Newberry 09) Seiichi Watanabe 10) Patricia S. Wolpert

Vote on Proposal									For	Against	Abstain

2.	Proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year 2009.								☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.						☐			Yes	No
							Please indicate if you plan to attend this meeting.		☐	☐

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.)

							Please indicate if you wish to view meeting materials electronically via the Internet rather than receiving a hard copy. Please note that you will continue to receive a proxy card for voting purposes only.		☐	☐

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report, Combo Doc and Form 10-K are available at www.proxyvote.com.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF
LAM RESEARCH CORPORATION
IN CONJUNCTION WITH THE
2008 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
NOVEMBER 6, 2008

     The undersigned stockholder of LAM RESEARCH CORPORATION, a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated October 6, 2008, and the 2008 Annual Report to Stockholders, and hereby appoints Stephen G. Newberry and George M. Schisler, Jr., or either of them, proxy holders and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2008 Annual Meeting of Stockholders of LAM RESEARCH CORPORATION to be held on November 6, 2008 at 8:00 a.m., local time, at the principal executive offices of the Company at 4650 Cushing Parkway, Fremont, California 94538, and for any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR AND, AS SAID PROXY HOLDERS DEEM ADVISABLE, ON SUCH OTHER MATTER OR MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY,
USING THE ENCLOSED RETURN-ADDRESSED AND POSTAGE-PAID ENVELOPE.
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)